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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Chiron Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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        April 5, 2004

Dear CHIRON CORPORATION STOCKHOLDER:

        Please join us for the 2004 Annual Meeting of Stockholders of Chiron Corporation. The meeting will be held on Thursday, May 27, 2004, at 10:00 a.m. in the auditorium at our headquarters, located at 1450 53rd Street, Emeryville, California 94608.

        Seán P. Lance, who has served as Chiron's chairman since 1999, will be retiring from the board as of the date of the Annual Meeting. Chiron is deeply grateful to Mr. Lance for his leadership as chairman, and previously CEO, during a crucial period of the company's maturation.

        Chiron is also profoundly indebted to Dr. William J. Rutter, a founder of the company and its chairman and strategic leader throughout its formative years. Dr. Rutter retired from the board in December 2003. He has been a pioneer in conceiving and implementing the most powerful approaches to biology and related life sciences, in the academic lab, in the clinic and in the commercial field. Through his vision, Chiron has a rich heritage of scientific achievement. Chiron thanks Dr. Rutter for his invaluable service.

        At this year's Annual Meeting, we will ask our stockholders to elect three directors, approve the amendment and restatement of the Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan, ratify the appointment of Chiron's independent auditors, and transact any other business that may properly come before the meeting. If you own shares of Chiron common stock at the close of business on Monday, March 29, 2004, you will be entitled to notice of, and to vote at, the Annual Meeting.

        Additional information about the items of business to be discussed at our Annual Meeting is given in the attached Notice of Annual Meeting and Proxy Statement. We also include in this package: Chiron's 2003 Annual Report in summary form with my letter to stockholders, selected financial data and highlights of Chiron's operations, and Annual Report on Form 10-K for the year ended December 31, 2003, which contains Chiron's audited consolidated financial statements.

        The Proxy Statement is a critical element of Chiron's corporate governance process. Its purpose is to answer your questions and give you important information regarding Chiron's Board of Directors and senior management. Recent events have highlighted for all of us that business leaders must hold themselves and their companies to the highest ethical standards. At Chiron, we have taken significant strides in this regard, and this Proxy Statement describes the steps we have taken to promote and protect your interests as stockholders.

        I urge you to carefully review the proxy materials and to vote FOR the director nominees, FOR the amendment and restatement of the Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan, and FOR ratification of the appointment of Chiron's independent auditors.

        On behalf of the management and directors of Chiron Corporation, I want to thank you for your continued support and confidence in Chiron. We look forward to seeing you at the Annual Meeting.

Sincerely,

Howard H. Pien President and Chief Executive Officer

CHIRON CORPORATION
4560 Horton Street
Emeryville, California 94608
(510) 655-8730
 Corporate Internet Site: www.chiron.com

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

        The 2004 Annual Meeting of Stockholders of Chiron Corporation will be held on Thursday, May 27, 2004 at 10:00 a.m. at 1450 53rd Street, Emeryville, California 94608.

        The purposes of the meeting are:

(1)
To elect three directors to serve for the term indicated and until their successors have been elected;

(2)
To approve the amended and restated Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan;

(3)
To ratify the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year ending December 31, 2004; and

(4)
To transact any other business that may properly come before the meeting and any and all adjournments or postponements thereof.

        Stockholders who owned shares of our common stock at the close of business on Monday, March 29, 2004 are entitled to notice of, attend, and vote at, the meeting and any and all adjournments or postponements of that meeting. We will have available a complete list of the stockholders of record for your inspection, during normal business hours, at 4560 Horton Street, Emeryville, California 94608 ten days prior to the meeting. You may examine the list for any legally valid purpose related to the meeting. Regardless of whether you plan to attend the meeting, please vote by signing, dating and returning the enclosed proxy card in the accompanying reply envelope, or vote electronically over the Internet or by telephone. Voting in these ways will not prevent you from voting in person at the meeting. If you received your proxy materials over the Internet, you will not receive a proxy card in the mail. If your shares are held in a bank or brokerage account and you did not receive the proxy materials electronically, you may be able to vote your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card and described on page 1.

        Live audio of the Annual Meeting will be webcast and available online for three days after the date of the meeting at www.chiron.com/webcast.

By ORDER OF THE BOARD OF DIRECTORS

William G. Green Senior Vice President, General Counsel and Secretary
Emeryville, California April 5, 2004

PROXY STATEMENT
TABLE OF CONTENTS

i

Purchase Plan Transactions	27
Federal Income Tax Consequences	27
Accounting Treatment	29
Deduction Limit for Executive Compensation	30
Vote Required for Approval of the Stock Plan	30
New Stock Plan Benefits	31
Equity Plan Compensation Information	31
PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	32
Relationship with Independent Auditors	32
Independent Auditor Fee Information	33
STOCK OWNERSHIP	34
Ownership of Major Stockholders	34
Ownership of Directors and Executive Officers	34
EXECUTIVE COMPENSATION AND RELATED INFORMATION	36
Compensation of Executive Officers	36
Option Grants	37
Options Exercised	39
Employment, Supplemental Pension and Other Benefit Agreements; Change in Control Arrangements; Other Executive Officer Severance Arrangements	39
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	45
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	45
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	49
STOCK PERFORMANCE GRAPH	50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
Relationship with Novartis AG	51
Loans to Executive Officers	55
iMetrikus License	56
Relationship with SynCo Bio Partners Holding B.V	56
OTHER INFORMATION	57
Section 16(a) Beneficial Ownership Reporting Compliance	57
Stockholder Proposals—2005 Annual Meeting	57
No Incorporation by Reference	58
Other Business	58
Annual Report and Financial Statements	58
ANNEX A—CHIRON 2004 STOCK COMPENSATION PLAN

ii

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited on behalf of the Board of Directors of Chiron Corporation, a Delaware corporation for use at Chiron's 2004 Annual Meeting of Stockholders (the "Annual Meeting"), and at any and all adjournments or postponements of that meeting. The Annual Meeting will be held at 10:00 a.m. on Thursday, May 27, 2004 in the auditorium at our headquarters located at 1450 53rd Street, Emeryville, California 94608. Chiron's principal executive offices are located at 4560 Horton Street, Emeryville, California 94608.

        This proxy statement contains important information concerning the Annual Meeting, the proposals on which you are being asked to vote, and information you may find useful in determining how to vote and voting procedures. Chiron's Board of Directors is sending this proxy statement and accompanying materials on or about April 5, 2004 to all stockholders of Chiron as of March 29, 2004 (the "record date"). If you owned shares of Chiron's common stock at the close of business on March 29, 2004, you will be considered a "stockholder of record", and you are entitled to notice of, attend, and vote at, the Annual Meeting. On the record date, there were 188,673,274 shares of Chiron's common stock issued and outstanding.

Voting Rights, Information and Procedures

        Chiron has one type of security entitled to vote at the Annual Meeting: its common stock. As a stockholder of Chiron, you have a right to vote on certain matters affecting Chiron. You are entitled to one vote for each share of Chiron's common stock you owned at the close of business on the record date of March 29, 2004. Chiron's Restated Certificate of Incorporation does not provide for cumulative voting.

        You are being asked to vote on the following proposals which will be presented at the Annual Meeting:

  •
  The election of the three named nominees for director;

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  The amendment and restatement of the Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan (the "Stock Plan");

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  The ratification of the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year ending December 31, 2004; and

  •
  Any other matters properly brought before the Annual Meeting.

Open Enrollment Site

        You may enroll now for electronic delivery of proxy materials on Chiron's website and help Chiron lower its printing and postage costs. In conjunction with ADP Investor Communication Services, a division of Automatic Data Processing's Brokerage Services Group, we created a website—"Chiron's Electronic Delivery and Voting Enrollment Site". A link to the site is located at www.chiron.com/investors/shareholder. If you enroll, we will deliver Chiron's proxy materials to you over the Internet, and we will no longer send paper copies of these documents. This will continue until you notify us otherwise. To enroll, please follow the easy directions on the site. For those of you who enrolled last year, you may access this year's proxy statement, Annual Report to Stockholders and Annual Report on Form 10-K (which contains our audited consolidated financial statements) over the Internet, and vote on the Internet by following the prompts.

Methods of Voting

        You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting as discussed below. Your shares will be voted in accordance with your instructions. If you do not provide voting instructions, the persons named as your proxies will vote your shares FOR the three named nominees for directors, FOR approval of the Stock Plan, FOR ratification of the appointment of Ernst & Young LLP as Chiron's independent auditors, and at their discretion as to other matters that may properly come before the Annual Meeting.

        Voting by Mail.    To vote by mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to view future proxy statements and annual reports on the Internet, check the box provided on the card.

        If you sign the proxy card, but do not specify how you want your shares to be voted, your shares will be voted by the individuals named on the proxy card (known as "proxies" or "proxy holders"), as described above.

        If you hold your shares through a bank or broker, your ability to vote by telephone or over the Internet depends on the voting processes of your bank or broker. Please follow the instructions on your proxy card carefully.

        We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

        Voting by Telephone.    To vote by telephone through services provided by ADP Investor Communication Services, please call the phone number printed on your proxy card or contained in the voting instruction form emailed to you, and follow the instructions.

        If you vote by telephone, you do not need to complete and mail your proxy card.

        Voting over the Internet.    To vote over the Internet through services provided by ADP Investor Communication Services, log on to the Internet at www.proxyvote.com and follow the instructions at that site. A link to that site is also provided from Chiron's website at www.chiron.com/investors/shareholder.

        If you vote on the Internet, you do not need to complete and mail your proxy card.

        Voting in Person at the Annual Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

        If your shares are held in the name of your broker or other nominee, you are considered the "beneficial owner" of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you must:

  •
  Provide written notice of the revocation to William G. Green, Chiron's Secretary, before the Annual Meeting;

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  Sign and return another proxy bearing a later date; or

  •
  Attend the Annual Meeting and vote in person.

Quorum Requirement

        A quorum, which is a majority of the outstanding shares of Chiron's common stock entitled to vote as of the record date, must be present in order to hold the Annual Meeting and to conduct business. As of the close of business on the record date, Chiron had 188,673,274 shares of common stock outstanding and entitled to vote at the Annual Meeting. Your shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone or by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purposes of determining a quorum but will not affect voting results.

Votes Required for Each Proposal

        The vote required and the method of calculation for the proposals to be considered at the Annual Meeting are as follows:

        Item 1—Election of Directors.    The three nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

        You may vote "For" the nominees for the election of directors or you may "Withhold" your vote with respect to one or more nominees. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted for the purpose of determining a quorum but will not be counted in the vote on any director.

        Item 2—Stock Plan.    The amendment and restatement of the Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan, requires the affirmative vote of a majority of the outstanding voting shares present or represented and entitled to vote at the Annual Meeting.

        You may vote "For", "Against" or "Abstain" from the proposal to adopt the Stock Plan. If you return a proxy card that indicates an abstention from voting on the proposal to adopt the Stock Plan, it will have the same effect as a vote "Against" the proposal.

        Item 3—Appointment of Ernst & Young LLP as Chiron's Independent Auditors.    Ratification of the appointment of Chiron's independent auditors requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy.

        You may vote "For", "Against", or "Abstain" from the proposal to ratify the appointment of Ernst & Young LLP as Chiron's independent auditors. If you return a proxy card that indicates an abstention from voting on the proposal to ratify the appointment of Ernst & Young LLP as Chiron's independent auditors, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on this matter at the meeting.

Voting of Shares held by Novartis AG

        Chiron has an alliance with Novartis AG, or Novartis, a global life sciences company headquartered in Basel, Switzerland. In November 1994, Chiron entered into an agreement with Novartis, the Governance Agreement, pursuant to which Novartis may, among other things, currently designate three candidates to be nominated to Chiron's Board of Directors. So long as Chiron's Board has the required number of directors designated by Novartis, Novartis has agreed to: (1) be present to establish a quorum at stockholder meetings relating to election of directors and (2) vote all of its shares of common stock in favor of any nominee selected in accordance with the Governance Agreement. Chiron believes that Novartis will vote all of its shares FOR each of the three named nominees described below under "Proposal 1—Election of Directors". Chiron believes that Novartis will vote all of its shares FOR approval of the Stock Plan, described below under "Proposal 2—Approval of Stock Plan". Chiron also believes that Novartis will vote all of its shares FOR ratification of Ernst & Young LLP as the company's independent auditors for the year ended December 31, 2004, described below under "Proposal 3—Ratification of Appointment of Independent Auditors". Novartis holds approximately 42% of our outstanding common stock as of February 2, 2004.

        Please read the section entitled "Certain Relationships and Related Transactions" to learn more about our relationship with Novartis.

Broker Non-Votes; Tabulation of Votes

        If you are the beneficial owner of your shares of Chiron's common stock, but do not hold the shares in your name, the bank or brokerage firm that holds your shares has the authority to vote your non-voted shares (known as "broker non-votes") on certain discretionary matters. Whether or not your broker votes your shares, they will be included in the number of shares present for the purpose of determining a quorum.

        Proposals 1 and 3 at this Annual Meeting are discretionary matters. Consequently, if you do not give a proxy to vote your shares, your bank or brokerage firm may either leave your shares unvoted or vote your shares on these discretionary matters. Proposal 2 at this Annual Meeting is a non-discretionary matter. Consequently, if you do not direct your bank or brokerage firm to vote your shares as you direct, your shares will not be voted. Pursuant to Delaware law and our Bylaws, broker non-votes as to Proposal 2 are treated as shares of common stock not present, or represented and not entitled to vote on this proposal, will not be counted as votes "FOR" or "AGAINST", and will not be included in calculating the number of votes necessary for approval of this proposal.

        The Board of Directors has appointed an inspector of elections who will tabulate the votes for the Annual Meeting. Affirmative votes, negative votes, abstentions and broker non-votes will be separately tabulated.

Voting Confidentiality

        Your proxy, ballot and voting tabulation are handled on a confidential basis to protect your voting privacy. If you write comments on your proxy, your comments will be provided to Chiron, but how you voted will remain confidential.

Voting Results

        Final voting results will be announced at the meeting and will be published in Chiron's Quarterly Report on Form 10-Q for the second quarter ending June 30, 2004, filed with the Securities and Exchange Commission, or SEC. After the report is filed, you may obtain a copy by:

  •
  Visiting our website at www.chiron.com/investors/secfilings;

  •
  Contacting our Investor Relations department at 1-510-923-6050; or

  •
  Viewing our Form 10-Q for the second quarter of fiscal 2004 on the SEC's website at www.sec.gov.

Proxy Solicitation Costs

        Chiron will bear the entire costs of the preparation, assembly, printing and mailing of these proxy materials, including creation of the websites to enable our stockholders to vote electronically over the Internet and receive materials electronically. This is known as "solicitation". We will furnish copies of the solicitation materials to banks, brokerage houses, custodians, nominees and fiduciaries who hold shares of Chiron's common stock in their names, which you beneficially own, so that they may forward them to you as the "beneficial owner". Chiron will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials. Certain officers, directors and regular employees of Chiron may solicit proxies by telephone, facsimile or in person. Those persons will not receive any extra compensation for their services.

CORPORATE GOVERNANCE MATTERS

        Good corporate governance is essential to the proper functioning of a board of directors and a company. Chiron is committed to sound and effective corporate governance practices. In recent years, Chiron has taken a number of steps to enhance such commitment in compliance with governance standards mandated by Nasdaq and the SEC. Among other things:

  •
  Our Board of Directors has adopted principles of corporate governance (the "Corporate Governance Guidelines") to promote the functioning of the Board and its committees, promote the interests of Chiron's stockholders and guide the Board's actions with respect to composition of the Board, Board operational procedures, its standing committees and procedures for appointment of its members. Please view our Corporate Governance Guidelines on our website at www.chiron.com/investors/governance.

  •
  Nearly all of the members of our Board of Directors are independent as defined under the rules of the Nasdaq Stock Market, Inc. With the announcement by Seán P. Lance of his intention to resign as Chairman of the Chiron Board at the Annual Meeting, and the Board's decision to elect Howard H. Pien, Chiron's current President and Chief Executive Officer, in his place, only one member of our Board will be an employee. We anticipate that Mr. Pien will continue as Chairman of the Board, President and Chief Executive Officer following the Annual Meeting.

  •
  All members of our Nominating and Corporate Governance Committee are independent under Nasdaq's independence standards. In 2003, we amended our Governance Agreement with Novartis to eliminate any role for members of management on that Committee. Lewis W. Coleman, who has served as chair of this committee since April 2003, remains its chair. In 2003, the Committee adopted a charter, a copy of which is posted on our website at www.chiron.com/investors/governance.

  •
  All members of our Audit Committee meet Nasdaq's recently adopted independence standards for audit committee members, as well as the SEC's standards for audit committee independence. In addition, all members have the financial sophistication required by Nasdaq, and Denise M. O'Leary, who succeeded Lewis W. Coleman, as chair of the Audit Committee, is an "audit committee financial expert" as defined by the SEC. In 2003, we adopted a new charter for our Audit Committee in light of the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and Nasdaq concerning audit committees. A copy of that charter is posted on our website at www.chiron.com/investors/governance.

  •
  All members of our Compensation Committee meet Nasdaq's independence standards for compensation committee members. Vaughn D. Bryson, who has served as chair of this committee since 1998, stands for re-election for the three-year term ending in 2007. In 2003, we adopted a new charter for our Compensation Committee in light of the rules adopted by the SEC and Nasdaq concerning independent director approval of executive compensation. A copy of that charter is posted on our website at www.chiron.com/investors/governance.

  •
  We have adopted a policy whereby employees, shareholders and others may report suspected financial integrity concerns. Financial concerns may be addressed, in either written or oral form, to the Audit Committee, Chief Accounting Officer, Chief Financial Officer or other designated senior officers. The policy is posted on our website at www.chiron.com/investors/governance. In addition, we have a Business Ethics & Compliance office with a helpline available to all employees where they may report any concerns anonymously and confidentially.

        Chiron's commitment to good corporate governance practices predates the recent events that have highlighted the importance of such matters. Chiron issued a Code of Conduct, which sets forth Chiron's standards of business conduct for all employees, in July 1999. This Code of Conduct, including a supplement that meets recently adopted requirements, is posted on our website at www.chiron.com/investors/governance.

PROPOSAL 1—ELECTION OF DIRECTORS

        Chiron's Board is currently comprised of eleven directors, nine of whom are non-employee directors. Seán P. Lance has indicated that he intends to retire and resign as Chairman of the Board at the Annual Meeting; therefore, his term as a Chiron director will end after the Annual Meeting. The Company expects that Mr. Pien will be elected Chairman of Chiron's Board following Mr. Lance's retirement.

        The Board is divided into three classes with three-year terms with each class having as nearly as possible an equal number of directors who are elected at each annual stockholders meeting. The terms are staggered so that the term of one class expires at each annual stockholders meeting in accordance with Chiron's Restated Certificate of Incorporation.

        Three director nominees have been nominated for election at this meeting. See "Nominees for Director" below. Your proxy holder will vote your shares "FOR" the Board's nominees unless you instruct otherwise. If any one of the nominees is unable or declines to serve as a director, your proxy holder will vote for any nominee designated by the Board to fill the vacancy, unless you withhold this authority. Chiron's Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. All of these nominees for director, if elected at the Annual Meeting, will serve until the next annual meeting of stockholders in 2007, and until he is succeeded by another qualified director who has been elected or appointed, or until his death, resignation or removal, whichever occurs first. Proxies may not be voted for more than three directors.

Nominees for Director

        The Nominating and Corporate Governance Committee of Chiron's Board has nominated three candidates to the Board for a three-year term expiring in 2007: Mr. Vaughn D. Bryson, Mr. Pierre E. Douaze and Dr. Edward E. Penhoet. All nominees are independent directors and currently serve on Chiron's Board.

        There is no family relationship between any of the nominees or between any of the nominees and any of Chiron's executive officers. Chiron's executive officers serve at the pleasure of the Board of Directors. Under the Governance Agreement with Novartis, Novartis has the right to designate three members of the Board. Those designees currently consist of Raymund Breu, Pierre E. Douaze and Paul L. Herrling. Detailed information about Chiron's directors, including the three nominees, and the term for which each director serves, is provided below.

  Election for a Three-Year Term Expiring at the Annual Meeting of Stockholders in 2007

Vaughn D. Bryson, 65, Retired President and CEO, Eli Lilly and Company

        Mr. Bryson has been a director of Chiron since June 1997. He was a 32-year employee of Eli Lilly and Company, a global research-based pharmaceutical corporation, where he served as President and Chief Executive Officer from 1991 until June 1993. He was Executive Vice President from 1986 until 1991. Mr. Bryson was a member of the board of directors of Lilly from 1984 until his retirement in 1993. From April 1994 to December 1996, Mr. Bryson was Vice Chairman of Vector Securities International, a healthcare focused investment banking firm. He served as a director of Ariad Pharmaceuticals, Inc. from February 1995 to May 2003, and Quintiles Transnational Corporation from

March 1997 to September 2003. Mr. Bryson is the President and a founder of Clinical Products, Inc., a medical foods company. Mr. Bryson presently serves as a director of Amylin Pharmaceuticals, Inc., AtheroGenics, Inc., and ICOS Corporation.

Pierre E. Douaze, 63, Board Member of Serono S.A. and the Galenica Group

        Mr. Douaze has been a director of Chiron since 1995. He was a member of the Executive Committee of management of Ciba-Geigy Limited from 1991 to 1996, and Head of Ciba-Geigy Limited's Pharma and Self-Medication Division from 1989 to 1996. From December 1996 through December 1997, he was a member of the Executive Committee of Novartis and Head of its Healthcare Division and Pharma Sector. In December 1997, Mr. Douaze retired from Novartis. Mr. Douaze has served on the boards of IDM, S.A. (1998); Pharming N.V. (1998-2001); deVGen N.V. (2001-2002); and Genset S.A. (2002-2004). He currently serves as a director of Serono S.A.; the Galenica Group, Switzerland; and Vifor International AG.

Edward E. Penhoet, 62, Chief Program Officer, Science and Higher Education, Gordon and Betty Moore Foundation

        Dr. Penhoet co-founded Chiron and has been a director since its inception in 1981. He served as Chiron's Chief Executive Officer until May 1998, when Seán P. Lance became President and Chief Executive Officer. Dr. Penhoet served as Chiron's Vice Chairman and as a consultant until February 2001. Prior to founding Chiron, Dr. Penhoet was a faculty member of the BioChemistry Department of the University of California, Berkeley for twenty-seven years. He served as the Dean of the School of Public Health at the University of California at Berkeley, from July 1998 until July 2002, when he joined the Gordon and Betty Moore Foundation, as Chief Program Officer, Science and Higher Education. From March 1997 to January 1999, Dr. Penhoet served as Chairman of the California Healthcare Institute, a public policy research and advocacy organization. Since September 2000, Dr. Penhoet has been a consulting director of Alta BioPharma Partners, a venture capital firm. During 2001, Dr. Penhoet served on the board of directors of Kaiser Permanente Health Plan & Hospitals. From June 2002 to December 2002, he served on the board of directors of Deltagen, Inc. He is a member of the Institute of Medicine of the National Academy of Sciences, and currently serves as a director of: Zymogenetics, Inc.; Renovis, Inc. (Chairman); Scynexis Chemistry & Automation, Inc. and Eyetech Pharmaceuticals, Inc.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2006

Raymund Breu, 59, Chief Financial Officer, Member of the Executive Committee, Novartis AG

        Dr. Breu has been a director of Chiron since May 1999. He is the Chief Financial Officer and a Member of the Executive Committee of Novartis. Dr. Breu is responsible for all finance activities of the Novartis Group worldwide. He assumed those positions upon the formation of Novartis in December 1996, when Ciba-Geigy Limited merged with Sandoz Ltd. Prior to that, Dr. Breu spent over 20 years with Sandoz Ltd. and affiliates, serving in various capacities: as the Head of Group Finance and a Member of the Sandoz Executive Board (1993 to 1996); Group Treasurer of Sandoz Ltd. (1990 to 1993); Chief Financial Officer of Sandoz Corporation (1985 to 1990), where he was responsible for all Sandoz finance activities in the US; and Head of Finances for the affiliated companies of Sandoz in the UK (1982 to 1985). Dr. Breu is also a member of the board of directors of Swiss Re and the Swiss Exchange and its admission panel, and a member of the Swiss Takeover Board.

Denise M. O'Leary, 46, Private Venture Capital Investor

        Ms. O'Leary joined Chiron as a director in September 2002. From 1983 until 1997, Ms. O'Leary was affiliated with Menlo Ventures, a private venture capital firm, first as an Associate and, from 1987, as a General Partner. Prior to joining Menlo Ventures, Ms. O'Leary worked in manufacturing engineering and production management at Spectra-Physics, Inc. She currently serves on the Board of Directors of American West Holdings Corporation and Medtronic, Inc. She previously served on the Board of Directors of ALZA Corporation, which was sold to Johnson & Johnson in 2001, and Del Monte Foods Company. Ms. O'Leary is a Trustee of Stanford University and is Chair of the Board of Stanford Hospital and Clinics. She was a member of the Board of Directors of Stanford Health Services from 1994 to 1997, and a member of the Board of Directors and Executive Committee of UCSF Stanford Health Care from 1997 to 2000. Additionally, she is a member of the Board of Directors of Lucile Packard Children's Hospital at Stanford, having been recently re-appointed in 2000, after serving on that Board from 1997 to 1999.

Pieter J. Strijkert, 68, Chairman of the Board, Crucell N.V.

        Dr. Strijkert has been a director of Chiron since 1987. He currently serves, and has served since its inception, as chairman of the board of Crucell N.V. Previously, Dr. Strijkert was a member of the Management Board of Gist-Brocades N.V., a fermentation and pharmaceutical company headquartered in The Netherlands, from 1985 until 1995. He also has served as a director of Paratek Pharmaceuticals, Inc. from 1998 to present; chairman of the supervisory boards of deVGen N.V. and PamGene B.V. from January 2000 to January 2003, and as chairman of the supervisory boards of IntroGene from 1994 to 2000; and U-BiSys from 1998 to 2000.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2005

Lewis W. Coleman, 62, President, Gordon and Betty Moore Foundation

        Mr. Coleman has been a director of Chiron since 1991. He is currently the President of the Gordon and Betty Moore Foundation, an educational, environmental and scientific research foundation located in San Francisco, California, founded in November 2000. Prior to that, Mr. Coleman was the Chairman and a member of the Executive Committee of Banc of America Securities, formerly known as Montgomery Securities, from 1998 until his resignation in December 2000. Before he joined Montgomery Securities in December 1995, Mr. Coleman spent 10 years at BankAmerica Corporation in San Francisco. He served first as the Chief Credit Officer in the World Banking Group, Bank of America's wholesale banking division. Mr. Coleman later became Head of Capital Markets, responsible for all trading activity. He also served as Head of the World Banking Group before he became Bank of America's Vice Chairman of the Board and Chief Financial Officer. Previously, he spent 13 years with Wells Fargo & Co. in a variety of wholesale and retail banking positions. He culminated his career there as Chairman of the Credit Policy Committee. Mr. Coleman currently serves as a director of Northrup Grumman Corp. He serves on numerous private company and civic boards and is actively involved in community affairs in San Francisco.

J. Richard Fredericks, 58, Chairman, Dionis Capital

        Mr. Fredericks joined Chiron as a director in February 2003. Mr. Fredericks served as United States Ambassador to Switzerland and Liechtenstein from 1999 to 2001. He currently serves as Chairman of Dionis Capital, a New York based-hedge fund focusing on the financial services industry; a Managing Director of Main Management, a money management firm which invests exclusively in Exchange Traded Funds; and an Entrepreneur in Residence at Weston Presidio, a venture capital firm. Mr. Fredericks began his career with Dean Witter in 1970 as a securities analyst and joined Shuman, Agnew and Company five years later as a partner in the same capacity. In 1977, he joined Montgomery

Securities (now Banc of America Securities) as a partner and later Senior Managing Director in Investment Research, covering the banking and financial services area. In 1995, Mr. Fredericks accepted responsibility to oversee the firm's investment banking effort for the financial industry. Mr. Fredericks retired from Banc of America Securities in 1999.

Paul L. Herrling, 57, Head of Corporate Research, Novartis International AG

        Dr. Herrling has been a director of Chiron since 1997. Since January 2003, he has served as the Head of Corporate Research at Novartis International AG. Prior to that, he was the Head of Research at Novartis Pharma AG and a member of the Novartis Pharma Executive Board. Previously, Dr. Herrling was Head of Preclinical Research Basel and Vice President and Deputy Member of the Board of Management, Sandoz Pharma Ltd., from 1992 through 1993. He was Head of Corporate Research and Senior Vice President and Member of the Board of Management for Sandoz Pharma Ltd. from 1994 through 1996. In November 2001, Dr. Herrling was appointed to the Professorship for Drug Discovery Sciences at the University of Basel, Switzerland.

Howard H. Pien, 46, President and Chief Executive Officer, Chiron

        Mr. Pien joined Chiron in April 2003 as President and Chief Executive Officer, and a director. In September 2003, Chiron announced that chairman Seán P. Lance intends to retire from active service with Chiron and its board of directors as of the Annual Meeting. The board of directors has determined that it will elect Mr. Pien as chairman following the Annual Meeting. Following that election, Mr. Pien is expected to serve as Chiron's chairman, president and chief executive officer. Mr. Pien joins Chiron from GlaxoSmithKline (GSK), which resulted from the merger of GlaxoWellcome and SmithKline Beecham, where he spent over twelve years in positions of international and global management responsibility, including: President of Pharmaceuticals International GSK from December 2000 to March 2003, including service as a member of the Corporate Executive Team; President, Pharmaceuticals, SmithKline Beecham (1998 to 2000); President, Pharmaceuticals-North America, SmithKline Beecham (1998); Senior Vice President and Director-North Asia (1997); Managing Director and Senior Vice President-UK (1995 to 1997); Vice President and Director, Marketing-US (1993 to 1995); Vice President and Director, Product Marketing-US, heading the arthritis, cardiovascular and vaccine groups (1992 to 1993); and Vice President and Director of New Product Development-US (1991 to 1992). Prior to joining SmithKline Beecham, Mr. Pien worked six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, marketing, research licensing and product management. Mr. Pien served as a director of ViroPharma Incorporated from 1998 to 2003.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

        During 2003, the Board of Directors held 15 meetings, four of which meetings (for a total of six days) were regularly scheduled and the remainder were specially called conference calls or meetings. The Board also acted by unanimous written consent on eight occasions during the last year. During 2003, each of the directors attended at least 75% of all Board and applicable committee meetings on which he or she served. In addition, during 2003, the Board of Directors, excluding the Novartis designees, met two times regarding certain transactions involving Novartis. The independent directors of the Board met in executive session on two occasions in 2003.

        There is no company policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend the annual meetings at which they stand for election or re-election. At the 2003 Annual Meeting of Stockholders, nine directors, including all but one of the directors standing for election to the Board, attended the meeting.

Board Committees

        During 2003, Chiron had five standing committees that assisted the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the Stock Option Plan Administration Committee, the Nominating and Corporate Governance Committee (which prior to March 2003, was called the Nominating Committee) and the Executive Committee. In May 2003, the Executive Committee was dissolved. Effective December 5, 2003, Chiron established the Finance Committee. Each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee is comprised solely of directors who are independent as defined under Nasdaq rules.

Audit Committee

        The principal role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of Chiron and its subsidiaries. The Audit Committee's role includes oversight of Chiron's internal audit function and its business ethics standards and compliance. The Audit Committee's role also includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on Chiron's processes to manage business and financial risk and processes to assure compliance with legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Chiron's independent auditors. Additionally, the independent auditors report directly to the Audit Committee. The Audit Committee has had a long-standing practice of meeting privately with representatives of the independent auditors, Chiron's Chief Compliance Officer, Internal Auditor and other members of management. The current members of the Audit Committee satisfy the Nasdaq requirements for independence and are: Ms. O'Leary, Chair of the committee, who succeeded Mr. Coleman, the former chair of the Committee who served until December 2003, and who continues to serve as a member, and Mr. Douaze. Ms. O'Leary, like Mr. Coleman, is an audit committee financial expert, as that term is defined by SEC rules. Former members of the committee included: Dr. Breu and Mr. Jack Schuler, a former director of Chiron, both of whom would have qualified as audit committee financial experts under the SEC and Nasdaq rules. Dr. Breu served as a member of the Audit Committee until January 2003, when he was replaced by Mr. Douaze. Mr. Jack W. Schuler, who served as a director of Chiron until the 2003 Annual Meeting, also was replaced as a member of this Committee by Ms. O'Leary in January 2003. Members of Chiron's Board are invited to attend and participate in meetings of the Audit Committee in order to allow the Audit Committee to take advantage of the expertise afforded by the Board's members, including Dr. Breu, who serves as Chief Financial Officer of Novartis, a publicly-listed global pharmaceutical company. During 2003, the Audit Committee met ten times. The Report of the Audit Committee for 2003 is shown on page 49. All committee functions are described in the Audit

Committee Charter that is posted on Chiron's website at www.chiron.com/investors/governance and is available in print to stockholders upon request, addressed to the company Secretary at 4560 Horton Street, Emeryville, California 94608.

Compensation Committee

        The principal role of the Compensation Committee is to assist the Board in fulfilling its responsibility for oversight of the compensation plans and programs of Chiron. In addition, the Compensation Committee approves the compensation of the executive officers of Chiron and makes recommendations to the Board regarding the compensation of the members of Chiron's Board for service as directors. Mr. Bryson chairs this committee, and Dr. Breu, Mr. Fredericks who replaced Mr. Coleman in May 2003, and Dr. Strijkert are the other members, all of whom, satisfy the Nasdaq rules of independence. The Compensation Committee met seven times during 2003. The Report of the Compensation Committee for 2003 is shown on pages 45 to 48. The duties and responsibilities and other functions of the Compensation Committee are described in the Compensation Committee charter that is posted on Chiron's website at www.chiron.com/investors/governance and is available in print to stockholders upon request, addressed to the company Secretary at 4560 Horton Street, Emeryville, California 94608.

Stock Option Plan Administration Committee

        The Board has delegated to the Stock Option Plan Administration Committee authority to make routine stock option grants under the Stock Plan to employees and consultants, but not to any director or executive officer. The grants are calculated according to the policies, procedures and methodologies approved by the Compensation Committee. The Stock Option Plan Administration Committee is composed of two members, management director, Howard H. Pien, President and Chief Executive Officer, who replaced Séan P. Lance in April 2003, and independent member, Vaughn D. Bryson who was appointed as a second member of the Committee in February 2003. From May 2001 to February 2003, the Stock Option Plan Administration Committee was comprised solely of Mr. Lance. The committee acted on 12 occasions by written consent during 2003.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee was formerly called the Nominating Committee, and was primarily responsible for matters relating to composition of the Board, including recruitment, nomination and succession. In March 2003, the authority of the Nominating and Corporate Governance Committee was expanded to include assisting the Board with respect to its responsibilities for oversight of corporate governance matters, including responsibility for developing and recommending to the Board corporate governance guidelines and a charter to govern the duties and responsibilities of the committee. The Nominating and Corporate Governance Committee identifies and recommends to the Board individuals qualified to serve as directors of the company, subject to the Governance Agreement and the right of Novartis to designate a specific number of the members of the Board pursuant thereto (see "Certain Relationships and Related Transactions—Relationship with Novartis AG"). The Nominating and Corporate Governance Committee also considers and recommends to the Board procedures for assessing the effectiveness of corporate governance principles, including the evaluation of the Board and management corporate governance processes and performance. During 2003, the Nominating and Corporate Governance Committee held seven meetings and also acted by unanimous written consent on one occasion.

        The Nominating and Corporate Governance Committee is governed by a charter, a current copy of which is available on our website at www.chiron.com/investors/governance and is available in print to stockholders upon request, addressed to the company Secretary at 4560 Horton Street, Emeryville,

California 94608. See also Chiron's "Corporate Governance Guidelines—Selection of Directors", which is posted on our website at www.chiron.com/investors/governance.

        At its February 2004 meeting, the Nominating and Corporate Governance Committee reviewed the qualification and independence of the members of Chiron's Board, reported the results of its review to the Board, whereupon the Board affirmatively determined that all of Chiron's Board members, except Mr. Pien, current President and Chief Executive Officer of Chiron, and Mr. Lance, former President and Chief Executive Officer of Chiron until April 1, 2003, and current Chair of the Board, qualify as independent directors under the Nasdaq listing standards, and that each of those Board members is free of any relationship that, in the determination of the Board, would interfere with his or her individual exercise of independent judgment.

        The members of the Nominating and Corporate Governance Committee are: Dr. Breu, Mr. Bryson, Mr. Coleman, Mr. Douaze and Dr. Strijkert, all of whom are independent directors under the Nasdaq listing standards. Until March 2003, Mr. Lance, former President and Chief Executive Officer, and Chairman of the Board of Chiron, and Dr. Rutter, former Chairman of the Board of Chiron, were also members of the Nominating and Corporate Governance Committee. At the February 2003 meeting of the independent directors of the Board, those directors determined it to be in the best interests of Chiron to change the composition of the committee to replace with independent directors the positions that, pursuant to the Governance Agreement with Novartis, were required to be held by management directors for purposes of the Governance Agreement. Accordingly, effective March 2003, the Board replaced Mr. Lance and Dr. Rutter with Mr. Bryson and Dr. Strijkert.

        Subject to the Governance Agreement and the right of Novartis thereunder to designate a specific number of the members of the Board, the Nominating and Corporate Governance Committee determines new nominees for the position of director who satisfy the requirements of Nasdaq, the Governance Agreement and the following criteria:

  •
  Personal qualities and characteristics, accomplishments and reputation in the business community;

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  Current knowledge and contacts in the communities in which Chiron does business and in Chiron's industry or other industries relevant to Chiron's business;

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  Ability and willingness to commit adequate time to Board and committee matters;

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Chiron; and

  •
  Diversity of viewpoints, background, experience and other factors.

        The Nominating and Corporate Governance Committee has not established a procedure for considering nominees for director nominated by Chiron stockholders. The Board believes that our independent committee can identify appropriate candidates to our Board. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.

Executive Committee

        The Executive Committee was created in October 2002, in order to facilitate actions taken by a smaller group of directors under circumstances in which it may be impractical to bring together the entire Board. The committee was dissolved in May 2003. The committee was delegated the power to exercise all the authority of the Board subject to limits imposed by law and by the Governance Agreement, Chiron's Restated Certificate of Incorporation and by action of the Board. The committee did not meet during 2003. Dr. Breu, Mr. Coleman, Mr. Lance and Dr. Penhoet were members of this committee.

Finance Committee

        The Finance Committee was created in December 2003 to assist the Board in fulfilling its responsibility for oversight with respect to Chiron's capital structure, financing and investment strategies and financial management. The committee is composed of: Mr. Fredericks, who chairs the committee, Dr. Breu and Ms. O'Leary. At least a majority of the members of the committee shall not be officers or employees of Chiron and shall be free of any relationship that, in the determination of the Board, would interfere with his or her individual exercise of independent judgment. The committee exercises all the power and authority of the Board delegated to it subject to limits imposed by law, by the Governance Agreement, Chiron's Restated Certificate of Incorporation and by action of the Board. The committee shall meet in person or by telephonic meeting at least two times a year or more frequently when deemed necessary or desirable by the committee or its chairperson. The committee anticipates developing and recommending to the Board for adoption and approval a charter to govern the duties and responsibilities of the committee.

Stockholder Communications with Board of Directors

        The Board has established a process to receive communications from stockholders concerning matters of stockholder interest, including corporate conduct, governance practices and business ethics. Communications must be:

  •
  Submitted in writing,

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  Include a specific request that they be directed to the Board,

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  Include the stockholder's name and return address or other locator information, and

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  Include a statement of the nature and quantity of Chiron securities held.

        Communications should be directed to the Board of Directors addressed to the Corporate Secretary at 4560 Horton Street, Emeryville, California 94608. The Corporate Secretary shall conduct an initial evaluation of all communications to determine the appropriate scope of review and follow up which may include, among other things, direct transmission to the Board, the chairman of the board or the director designated as the "leading independent director" or to an appropriate committee of the Board, depending upon subject matter. The Corporate Secretary also may provide summaries of the communication for the Board, or transmit the communication or a summary thereof to a Board committee. In the alternative, the Corporate Secretary may also determine that management can best address the matter.

        The Corporate Secretary shall advise the Chair of the Nominating and Corporate Governance Committee promptly in writing of the subject matter and disposition of any communication that is not referred to the Board, a Board representative or a Board committee. The Board of Directors, or the relevant Board committee, shall take such action as it deems appropriate concerning any communication that is transmitted to it.

        The Corporate Secretary shall, from time to time, but not less than once a year, review with the Nominating and Corporate Governance Committee the general nature of all communications received during the reporting period and the responses taken, including a review of those communications that were not transmitted to the Board or to a Board committee.

Compensation of Directors

        Directors who are employed by Chiron do not receive any additional compensation for their services as directors. Effective June 30, 2003, the compensation of the Board was revised to further align the interests of Chiron's directors and stockholders, as described below.

  Annual Cash Retainer Fee.

        Each non-employee director of Chiron receives an annual cash retainer fee of $40,000 per year, paid quarterly. That fee is prorated for a partial year. Prior to June 30, 2003, each non-employee director received a quarterly retainer of $4,000 for a total of $16,000.

        Each non-employee director who serves as Chair of a committee (other than the Audit Committee) receives a fee of $10,000; the Chair of the Audit Committee receives a fee of $30,000. Non-employee directors who serve on the Audit Committee (other than the Chair of the Audit Committee) receive a retainer fee of $5,000. Prior to June 30, 2003, each non-employee director who served as Chair of a committee received a quarterly retainer of $1,250.

        Two of the non-employee directors, Drs. Breu and Herrling, who have been designated by Novartis to serve on Chiron's Board and are employed by Novartis, remit to Novartis all fees received from Chiron for director services. In accordance with Novartis' instructions, Chiron pays those fees directly to Novartis.

  Meeting Fees.

        Non-employee directors no longer receive fees for attendance of Board and committee meetings. Prior to June 30, 2003, each non-employee director also received a fee of $2,000 for each Board and committee meeting attended in person, and an additional fee of $500 for each Board and committee meeting at which the director was present by telephone. Non-employee directors received an additional fee of $200 per hour, up to a maximum of $1,000 per day, for time spent on committee meetings of the Board on days when no Board meeting was held. Each director also received a fee of $1,000 for each special committee meeting attended.

  Equity Compensation After June 2003.

        Under the revised compensation scheme adopted by the Board in June 2003, a significant part of the Board's on-going compensation is now received in the form of nontransferable restricted share rights as opposed to stock option grants. The Board believes that by requiring directors to maintain an ownership interest in Chiron throughout the directors' tenure such restricted share rights firmly align directors' interests with the long-term interests of Chiron's stockholders. On the last business day of April each year (June 30 for 2003), each continuing non-employee director now receives restricted share rights, entitling its holder to receive shares of Chiron common stock having a value of $160,000 (based on the fair market value per share of common stock on the date of the share rights award) but only upon cessation of service on the Board. Accordingly, on June 30, 2003, each of the non-employee directors received $160,000 in share rights (3,654 shares), except Denise M. O'Leary and J. Richard Fredericks whose share rights were pro-rated for the proportionate term from their appointment dates, and who received 2,740 and 1,218 share rights, respectively.

        Chiron continues to use stock option grants in order to attract leading candidates to serve on the Board. Under Chiron's Stock Plan, to be presented to stockholders for approval at the Annual Meeting, each non-employee director receives a stock option to purchase 30,000 shares of Chiron's common stock upon first election or appointment to the Board. Each stock option has an exercise price equal to the fair market value on the date of grant and will be exercisable in a series of three equal annual installments over three years of Board service from the grant date, and is subject to certain resale restrictions. See "Proposal No. 2—Stock Plan—Automatic Awards Program for Non-Employee Directors", below, for a detailed description of the annual share rights awards, the initial option grants and the resale restrictions.

        Effective on and after June 30, 2003, continuing non-employee directors will no longer receive an annual stock option grant. Mr. Fredericks received an initial option grant upon his appointment to the Board in 2003 as described below.

  Equity Compensation Between June 2003 and February 2001.

        Effective February 2001, Chiron's Board approved amendments to the non-employee directors' compensation. The amendments simplified non-employee director compensation by:

  •
  implementing an initial option grant feature, so that each newly elected or appointed non-employee director automatically received an option grant to purchase 30,000 shares of Chiron's common stock, which vests over a three-year period (known as the "Initial Option Grant");

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  changing the annual automatic option grant from an option based on a formula to an option to purchase 15,000 shares of Chiron's common stock, and reducing the vesting schedule for the option from five years to six months; and

  •
  eliminating automatic share rights awards.

        Beginning in 2001, when a director was first elected or appointed to Chiron's Board, he or she received an Initial Option Grant. On February 10, 2003, Mr. Fredericks received an Initial Option Grant to purchase 30,000 shares at an exercise price of $36.42 per share upon his appointment to the Board. On the last business day of the second quarter of each year (known as the "automatic grant date"), each continuing non-employee director received an option to purchase 15,000 shares of Chiron's common stock (known as the "Annual Option Grant"). Each continuing non-employee director who was newly elected or appointed on a date after the previous year's automatic grant date also received a reduced Annual Option Grant, determined by multiplying 1,250 by the number of whole calendar months between the non-employee director's election or appointment date and the current automatic grant date. Each Annual Option Grant had an exercise price equal to the fair market value of Chiron's common stock on the grant date and a term of ten years. The option expires three months after the optionee ceases to serve as a director, employee, consultant or independent contractor (twelve months if due to disability or death). Automatic options are immediately exercisable. However, if a non-employee director ceases providing services to Chiron or its subsidiaries as a director, employee, consultant or independent contractor, Chiron may repurchase any shares acquired upon exercise at the original exercise price only if the right to repurchase has not lapsed. For each Initial Option Grant, Chiron's repurchase right lapses in equal annual installments over three years from the grant date, as long as the director continues to provide services to Chiron, and lapses immediately, in full, upon death or disability. For each Annual Option Grant, Chiron's repurchase right lapses in full six months after the grant date and lapses immediately, in full, upon death or disability.

        Accordingly, on June 28, 2002, each of the non-employee directors, except Denise M. O'Leary and J. Richard Fredericks, who joined Chiron's Board in September 2002 and February 2003, respectively, received an option grant for 15,000 shares of Chiron's common stock with an exercise price of $35.8075 per share.

  Equity Compensation Prior to February 2001.

        Before February 2001, Chiron granted its non-employee directors "automatic option grants" annually, on the automatic grant dates. Each continuing non-employee director could purchase a certain number of shares of Chiron's common stock based on a specific formula. The formula was determined by dividing $100,000 (subject to cost-of-living increases after 1996) by the average price of a share of Chiron's common stock over the preceding twelve months. On the date that a person first became a non-employee director (if other than an automatic grant date), he or she received an automatic option grant to purchase a pro-rata number of shares of Chiron's common stock, based on the number of months the non-employee director would serve as a director before the next automatic grant date. The terms of these automatic option grants were otherwise substantially the same as those of the Initial Option Grant and the Annual Option Grant.

        In addition, before February 2001, each newly elected or appointed non-employee director was automatically granted the right to receive a certain number of shares of Chiron's common stock ("automatic share right") purchasable with $40,000 on the date of the election or appointment. On each subsequent automatic grant date, Chiron automatically granted the non-employee director a $25,000 share right as long as the individual was serving as a non-employee director. If a non-employee director was newly elected or appointed on a date other than on an automatic grant date, then on the next automatic grant date after his or her election or appointment, the non-employee director was granted a pro rated $25,000 share right, based on the number of months the individual served as a non-employee director before such automatic grant date. The dollar values were subject to cost-of-living increases after 1996. Share rights vested in equal annual installments over five years from the grant date, as long as the non-employee director continued to provide services to Chiron. The automatic share rights vest in full upon death or disability.

        For directors who joined the Board prior to 2001 and who were granted options and rights before February 2001, these options and rights continue to vest on an annual basis.

  Reimbursement of Expenses.

        All directors are reimbursed for reasonable expenses incurred in connection with their service on the Board (except for the two non-employee directors employed by Novartis, Drs. Breu and Herrling, for whom all travel expenses are paid by Novartis).

Director Indemnification Agreements

        Chiron has agreed to protect its directors, to the full extent permitted under its Bylaws and by law, against damage, loss or injury, that a person might suffer because he or she is or was a director of Chiron (known as "indemnifying" or "indemnification"), including reimbursement of expenses that a director might incur in any legal proceedings in defending any legal actions while serving as a director of Chiron. The indemnification agreements: (i) confirm the present indemnity provided to them by Chiron's Bylaws and give assurances that the indemnity will continue to be provided even if the Bylaws are changed in the future, and (ii) provide that the directors would be indemnified to the maximum extent permitted by law against all expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred or paid by them in any action or proceeding, including any action by or in the right of Chiron, because they are serving as a director, officer or similar official of any other company or enterprise when they are serving in such capacities at the request of Chiron. The indemnification agreements further provide that expenses incurred by a director in such cases will be paid by Chiron in advance, subject to the director's obligation to reimburse Chiron in the event it is ultimately determined that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement or by law. Chiron will not indemnify any director under the agreements as described in clause (ii) above if it is finally determined that a director's conduct is knowingly fraudulent, deliberately dishonest or constitutes willful misconduct. In addition, Chiron will not indemnify any director if a court finally determines that the indemnification is not lawful, or where it has been determined that a director has profited from a purchase or sale of Chiron's securities or violated Section 16(b) of the Exchange Act or any laws. The indemnification agreements also contain provisions designed to protect Chiron from unreasonable settlements or redundant legal expenditures.

PROPOSAL 2—APPROVAL OF STOCK PLAN

        We are asking our stockholders to approve an amendment and restatement of the Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan (the "Stock Plan"), a broad-based plan under which we grant awards to our employees, including officers and directors, non-employee directors, independent contractors and consultants.

        We believe that options and other equity based incentives are critical to attracting and retaining the most qualified persons for Chiron. The proposed restatement of the Stock Plan will provide Chiron with additional flexibility in designing equity incentives to attract and retain employees, non-employee directors, independent contractors and consultants. We will be able to continue to offer incentives and rewards to those individuals through an ownership interest in Chiron, to build value for our stockholders, and to further Chiron's continued growth and profitability.

        The proposed restatement will allow us to make the following principal amendments to the Stock Plan and its operation:

  (1)
  To incorporate the existing 1997 Employee Stock Purchase Plan (the "Purchase Plan") into the Stock Plan and to transfer to the Stock Plan up to 6,400,000 shares estimated to be the available share reserve under the Purchase Plan;

  (2)
  To designate performance criteria that the plan administrator may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock-based awards intended to be exempt from the limitations on deductibility imposed by Section 162(m) of the Internal Revenue Code;

  (3)
  To establish a limit on the maximum number of shares which may be awarded to non-employee directors in any one year;

  (4)
  To require stockholder approval to reprice an outstanding option;

  (5)
  To eliminate the financing provisions previously available under the Stock Plan which would allow individuals to exercise their options or otherwise acquire shares of our stock by delivering promissory notes;

  (6)
  To decrease the percentage by which the share reserve under the Stock Plan may be increased annually and establish a maximum annual limit for such increase;

  (7)
  To expand the type of stock-based awards issuable under the Stock Plan to include indexed options, direct stock issuances and stock appreciation rights;

  (8)
  To establish net counting provisions so that the share reserve is in general reduced by the actual number of shares issued under the Stock Plan, and not the gross number of shares subject to awards made thereunder;

  (9)
  To bring provisions of the Stock Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the Internal Revenue Service regulations applicable to plans under which incentive stock options may be granted; and

  (10)
  To extend the term of the Stock Plan to February 12, 2014.

        Our Board of Directors adopted the amendment and restatement of the Stock Plan on February 13, 2004, subject to approval from our stockholders at the Annual Meeting.

        We summarize below the principal features of the Stock Plan, including the amendments which will become effective upon stockholder approval of this Proposal 2. However, the summary does not purport to be a complete description of all the provisions of the Stock Plan. A complete copy of the Stock Plan is attached as Annex A hereto.

Incentive Programs

        The Stock Plan is divided into three separate programs: (1) a discretionary awards program under which eligible individuals may, at the discretion of the plan administrator, be granted awards, (2) an automatic awards program for non-employee directors, and (3) a purchase program under which eligible employees may, at the discretion of the plan administrator, be provided with the opportunity to acquire our stock through an employee stock purchase program, designed to qualify under Section 423 of the Internal Revenue Code (the "Code").

Administration of the Stock Plan

        The Stock Plan is administered by the Compensation Committee of our Board of Directors. Subject to the terms of the Stock Plan, the Compensation Committee has the discretion to select the employees, including officers and directors, non-employee directors, independent contractors and consultants who will receive awards, determine the terms and conditions of the awards (including, the purchase price and vesting schedule), and interpret the provisions of the Stock Plan and outstanding awards. Among the various factors the Compensation Committee may consider in determining the awards are salary grade and individual and company performance. The Board of Directors has also delegated authority under the Stock Plan to the Stock Option Plan Administration Committee to make discretionary awards to individuals other than our executive officers and non-employee directors. Accordingly, the term "plan administrator" as used in this summary refers to the Compensation Committee and the Stock Option Plan Administration Committee to the extent each such committee is administering the Stock Plan.

        Chiron will pay all costs of administration of the Stock Plan. The cash proceeds received by Chiron from the issuance of shares pursuant to the Stock Plan will be used for general purposes.

Shares Reserve

        The stock subject to awards granted under the Stock Plan is Chiron's common stock or one or more series of Chiron's restricted common stock (the common stock and the restricted common stock will be referred to as the "company stock"). The company stock may be drawn from authorized but unissued shares or from such shares reacquired by Chiron, including shares repurchased in the open market.

        From the initial adoption of the Stock Plan, a total of 79,239,508 shares of company stock have been reserved for issuance over the term of the Stock Plan. This share reserve includes 6,400,000 shares available for issuance under the Purchase Plan and being transferred into the Stock Plan under this Proposal. As of February 2, 2004, 26,797,821 shares were subject to outstanding awards granted under the Stock Plan, 29,716,778 shares had been issued pursuant to awards under the Stock Plan, and 16,324,909 shares remained available for new awards to be granted in the future (not including the shares being transferred to the Stock Plan subject to this Proposal). As of February 2, 2004, 2,076,435 shares had been issued under the Purchase Plan and 6,503,358 shares remained available for future issuances (of which 6,400,000 shares will be incorporated into the Stock Plan if this Proposal is approved).

        In addition, the number of shares available for issuance under the Stock Plan will increase on the first day of each fiscal year beginning after January 1, 2004 and continuing for the remaining term of the Stock Plan by a number of shares of company stock equal to the lesser of (i) one percent (1%) of the number of Chiron Common Equivalent Shares outstanding as of the end of the preceding fiscal year or (ii) 3,000,000 shares. Prior to its amendment, the Stock Plan provided for an annual increase of 1.5% of the number of Chiron Common Equivalent Shares as of the end of the preceding fiscal year. "Chiron Common Equivalent Shares" are the total number of shares of common stock outstanding plus the total number of shares of common stock issuable upon conversion or exercise of outstanding warrants, options and other convertible securities.

        Not more than 2,000,000 shares of restricted common stock may be issued under this Stock Plan and not more than 6,400,000 shares of common stock may be issued under the Purchase Program.

        If an option or other award expires or is terminated, or is canceled, forfeited or surrendered for any reason without having been exercised in full, any remaining shares allocable to the unexercised portion of such option or award will again become available for subsequent grants under the Stock Plan. Any unvested restricted shares that have been issued but forfeited or repurchased by Chiron will also be available for the grant of new awards under the Stock Plan.

        The following additional share counting provisions will be in effect under the Stock Plan if this Proposal is approved by the stockholders:

  (1)
  Should the exercise price of an option under the Stock Plan be paid with shares of common stock, then the authorized share reserve under the Stock Plan will be reduced only by the net number of shares issued under the exercised stock option.

  (2)
  Upon the exercise of any stock appreciation right granted under the Stock Plan, the share reserve will only be reduced by the net number of shares actually issued upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.

        Options of a company acquired by Chiron that are assumed or substituted outside the terms of the Stock Plan, including under the terms of a plan of the acquired company, will not count against the share limitation of the Stock Plan.

        No individual may receive awards under the Stock Plan over its term with respect to more than 4,000,000 shares of common stock. However, any shares purchased by a participant under the Purchase Program will not be counted against this limit. Shareholder approval of this Proposal will also constitute a reapproval of the 4,000,000 share limitation for purposes of Section 162(m) of the Code.

Discretionary Awards Program

        The plan administrator may, from time to time, grant awards to eligible persons in the form of stock options (including indexed options), stock appreciation rights, stock issuances, restricted shares, share rights or share units. The plan administrator has complete discretion to determine which eligible individuals are to receive awards, the time or times when those awards are to be granted, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the awards and the maximum term for which any option or stock appreciation rights is to remain outstanding.

        The plan administrator may make awards independently of other compensation or in lieu of compensation that would otherwise be paid in cash or other awards, whether at the election of the award holder or otherwise. Shares and other stock-based rights may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the plan administrator may specify. The plan administrator will determine whether any consideration is to be received by Chiron or its subsidiaries as a condition to the issuance of restricted shares or shares issued pursuant to share rights.

        The plan administrator may provide award holders with an election to receive a percentage of the total value of the company stock subject to their awards in the form of a cash payment, subject to such terms, conditions and restrictions as the plan administrator deems appropriate.

        Eligibility to Receive Awards.    Employees, including officers and directors, non-employee directors, consultants and independent contractors of Chiron or its parent or subsidiaries (whether now existing or subsequently established), are eligible to receive discretionary awards under the Stock Plan. Non-employee directors are also eligible for automatic awards subject to the limitations described below. As of February 2, 2004, approximately 5,300 employees (including 10 executive officers), 200 independent contractors and consultants, and 9 non-employee directors were eligible to participate in the Stock Plan.

        Stock Options.    Under the terms of the Stock Plan, the plan administrator may grant an incentive stock option, which satisfies the requirements of Section 422 of the Code, or a non-statutory option, which is not intended to satisfy the requirements of Code Section 422

        Each option will have an exercise price determined by the plan administrator. However, except as otherwise provided below with respect to substitute options and indexed options, the exercise price of an option may not be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. The plan administrator may grant options with a lower exercise price if the option grants are in substitution for the outstanding options of an acquired company in a merger and preserve the exercise price of the outstanding options as adjusted for the merger.

        The term of an option may not exceed ten years except to the extent necessary to comply with, or take advantage of favorable taxation, under foreign or local law.

        Indexed Options.    The plan administrator may grant indexed options which will have an initial exercise price equal to the fair market value per share of company stock on the date of grant. The initial exercise price will be adjusted upward or downward as of the date of exercise of the indexed option by a percentage equal to the aggregate increase or decrease in a benchmark determined by the plan administrator to be representative of Chiron's peer group (including S&P 500 Health Care Index, the AMEX Biotechnology Index and the Merrill Lynch Biotech Basket HOLDR, among others as the plan administrator may determine) for the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise.

        Stock Appreciation Rights.    The plan administrator may grant stock appreciation rights which entitle the award holder to receive an appreciation distribution in cash or shares of common stock equal to the excess, if any, of the fair market value of the shares of company stock on the date of exercise of the stock appreciation right over the exercise price per stock appreciation right (or accompanying award). Stock appreciation rights will become exercisable during such times and subject to such terms and conditions as determined by the plan administrator, in its sole discretion.

        Stock Issuances/Restricted Shares/Share Rights.    Shares of company stock may be issued for such valid consideration as the plan administrator deems appropriate, including cash, securities or other property. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, restricted shares of company stock may be issued which vest in one or more installments over the recipient's period of service with Chiron or upon attainment of specified performance goals or otherwise. Shares of company stock may also be issued pursuant to share rights awards which entitle the recipient to receive the underlying shares upon the attainment of designated performance goals or the satisfaction of specified service requirements or otherwise and, if determined by the plan administrator, cash dividend equivalents.

        Share Units.    The plan administrator may grant share units awards consisting of the right to receive an amount in cash equal to the fair market value of the underlying shares of company stock on the date of valuation of the units, including, if determined by the plan administrator, a cash dividend equivalent, less such amount and subject to such terms and conditions (based on performance goals, periods of service or otherwise) as the plan administrator may specify.

        Section 162(m) Performance Goals.    In order to assure that the compensation attributable to one or more restricted shares, share rights or share units or other stock-based awards under the Stock Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Code Section 162(m), the plan administrator will also have the discretionary authority to structure one or more such awards so that the shares of company stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals. The plan administrator may provide for different levels of payouts based on relative performance toward a performance goal. Final payouts are subject to the approval of the plan administrator, and the plan administrator has the absolute discretion to reduce or cancel any payout.

        Performance goals may be based on one or more of the following criteria over a specified period: total shareholder return; achievement of a specified closing or average closing price of common stock; absolute or percentage increase in the closing or average closing price of common stock; absolute or percentage increase in market share; and/or one or more of the following measures of Chiron's net income for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by Chiron: absolute net income (before or after taxes) or operating income or a percentage or absolute dollar increase in net income (before of after taxes) or operating income; earnings per share or a percentage or absolute dollar increase in earnings per share; return on assets employed, equity, capital or investment or a percentage or absolute dollar increase in return on assets employed, equity, capital or investment; absolute gross (or net or operating) margins or percentage increase in gross (or net or operating) margins; absolute cash flow from operations or a percentage or absolute dollar increase in cash flow; or absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by Chiron; and/or achievement of advances in research; implementation or completion of projects or processes; new product development; development of products to pre-clinical phase; commencement, advancement or completion of clinical trials for a product; FDA or other regulatory body approval for commercialization of products; commercial launch of new products; formation of joint ventures or collaborations; increase in customer base; measures of customer satisfaction or economic value added.

        The awards may be based on Chiron's performance alone, or Chiron's performance may be measured against variously weighted published benchmark indices that the plan administrator determines are representative of Chiron's peer group, which indices may include the S&P Health Care Index, the AMEX Biotechnology Index and the Merrill Lynch Biotech Basket HOLDR, among others.

        For purposes of the Stock Plan, net income and gross revenues will be net income and gross revenues of Chiron and its consolidated subsidiaries as reported by Chiron and certified by its independent public accountants, but the plan administrator in fixing any goal may exclude any or all of the following, if they have a material effect on annual net income or gross revenues: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring/reorganization charges, the purchase or sale of in process technology, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles and natural disasters), depreciation, interest or taxes.

Automatic Awards Program for Non-Employee Directors

        Non-employee directors will receive the automatic awards as described below. Non-employee directors are also eligible to receive discretionary awards; however, no non-employee director will receive in any one calendar year, discretionary awards and automatic awards with respect to more than 25,000 shares of common stock in the aggregate except that the limit will be 55,000 shares in his or her first year of service on Chiron's Board of Directors. Subject to these annual limits, the Board may change the automatic awards program as it deems appropriate.

        As of February 2, 2004, 9 non-employee directors were eligible to receive automatic awards.

        Initial Option Grant.    On the date that an individual first becomes a non-employee director, he or she will receive an automatic option grant to purchase 30,000 shares of common stock. Each automatic option grant will have an exercise price equal to the fair market value of the common stock on the date of grant and a term of ten years, but will expire three years after the optionee ceases to serve as a director, employee, consultant or independent contractor. Automatic options will be exercisable in a series of three equal annual installments over three years from the grant date, provided the director continues to provide services to Chiron, and become exercisable in full upon death or disability.

        Fifty percent (50%) of the shares purchased under the initial option grant may not be sold or otherwise transferred for value unless and until the director beneficially owns, and will continue to beneficially own immediately following the sale or other transfer for value, vested shares of common stock (including for this purpose shares issuable pursuant to any vested share right award) with a fair market value of at least $500,000. If the exercise price of an initial option is paid in the form of common stock, the resale restriction will apply only to 50% of the net number of new shares received by the optionee upon exercise. If the exercise price of an initial option is paid with the proceeds of the sale of the option shares, the resale restriction will not apply to the shares sold to pay the exercise price, but will apply to the remaining shares subject to the exercise.

        Automatic Share Right Award.    Each non-employee director will be granted an annual share right award (the "automatic share right award") on the last business day of April each year (the "automatic grant date"). The award will be fully vested and entitle the holder to receive a number of shares of common stock (rounded to the nearest whole share) equal to (i) $160,000 divided by (ii) the fair market value of one share of common stock on the automatic grant date; provided that each non-employee director who was newly elected or appointed on a date after the previous year's automatic grant date will receive in lieu thereof on the current automatic grant date, an automatic share right award for a pro rata number of whole shares of common stock determined by multiplying $13,333 by the number of calendar months (calculated to the nearest whole month, but not to exceed 12) between the continuing director's election or appointment date and the current automatic grant date and dividing the product by the fair market value of one share of common stock on the automatic grant date.

        A share right account will be established for each director who receives an automatic share right award and all such awards made to such director will be credited to such account. Each time a dividend is paid on common stock after an automatic share right award is made to a non-employee director, the director will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares previously credited to the director's share right account and not distributed as of the record date for the dividend. As of the first business day in January of each year, the director's share right account will be credited with a number of share rights equal to (i) the cash dividend equivalent amounts credited to the director for the immediately preceding year divided by (ii) the average of the fair market value of one share of common stock on each of the dates in the immediately preceding year on which dividends were paid.

        The shares under the awards will be distributed as elected by the non-employee director following his or her termination of service and will be paid at his or her election in a single lump sum or in up to ten annual installments.

Corporate Transactions

        In the event of a merger, a sale of all or substantially all of the assets of Chiron, or a reorganization, or liquidation ("corporate transaction"), each of the outstanding awards will be automatically accelerated so that (i) options and stock appreciation rights will become fully exercisable with respect to the total number of shares purchasable under the options and stock appreciation rights,

(ii) restrictions on restricted shares will be eliminated, and the shares will immediately vest, and (iii) share rights and share units will immediately vest and become payable. The plan administrator may also provide for the automatic termination of repurchase rights upon the occurrence of a corporate transaction.

        However, an outstanding award will not be accelerated if the award is either assumed by the successor corporation, or replaced with a comparable award by the successor corporation. The plan administrator may, however, provide for the acceleration of exercisability and/or vesting of an award either upon the occurrence of a specified event, including a corporate transaction or change in control of Chiron, whether or not the award is assumed or is otherwise to be continued or upon termination of employment or other occurrence following such event.

        The acceleration of vesting in the event of a change in the ownership or control of Chiron may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Chiron.

Changes in Capitalization

        In the event any change is made to the outstanding shares of company stock by reason of any recapitalization, merger, consolidation, reorganization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate or capital structure effected without Chiron's receipt of consideration, then unless such change results in the termination of all awards, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Stock Plan, (ii) the maximum number and/or class of securities for which any one person may be granted awards under the Stock Plan, (iii) the maximum number and/or class of securities for which any non-employee member of the Board may be granted discretionary and automatic awards each year under the Stock Plan, (iv) the number and/or class of securities for which automatic awards are to be subsequently made to non-employee members of the Board, (v) the number and/or class of securities and, if applicable, the price per share in effect under each outstanding award under the Stock Plan, (vi) the maximum number and/or class of securities by which the share reserve under the Stock Plan is to increase automatically each year, (vii) the maximum number and/or class of securities available for issuance under the Purchase Program, (viii) the maximum number and/or class of securities purchasable per participant during any offering period under the Purchase Program, and (ix) the number and/or class of securities and the price per share in effect under each outstanding purchase right under the Purchase Program. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Stock Plan or the outstanding options thereunder.

Tax Withholding

        The plan administrator may permit an award holder to deliver to Chiron shares of common stock previously acquired by the award holder to satisfy any withholding tax obligation incurred in connection with the award and may require or permit a portion of any common stock otherwise issuable under an award to be paid in cash instead of stock and applied to such a withholding tax obligation.

Fair Market Value

        For purposes of the Stock Plan, the fair market value of our common stock on any relevant date will be the average of the high and low prices per share on such date on the Nasdaq National Market or the stock exchange which is the primary market for the common stock. On February 2, 2004, the average of the high and low prices of Chiron common stock was $52.735 per share.

Shareholder Rights and Award Transferability

        No optionee has any shareholder rights with respect to option shares until such optionee has exercised the option and paid the exercise price for the purchased shares and Chiron has issued the shares. A participant will have full shareholder rights with respect to any shares of company stock issued to him or her, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares. A participant will not have any shareholder rights with respect to shares of company stock subject to a share right award until that award vests and the shares of company stock are actually issued thereunder. A participant will not have any shareholder rights with respect to any shares underlying a share unit award.

        However, dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of company stock, on outstanding share rights or other stock-based awards, subject to such terms and conditions as the plan administrator may deem appropriate.

        Incentive stock options are not assignable or transferable other than by will or the laws of inheritance following the optionee's death, and during the optionee's lifetime, may only be exercised by the optionee. However, non-statutory options and other awards may, upon terms and conditions determined by the plan administrator, be assigned during the holder's lifetime to one or more members of the participant's family or to an entity established for one or more such family members.

Purchase Program

        On February 28, 1997, our Board of Directors adopted the Chiron Corporation 1997 Employee Stock Purchase Plan which was approved by the stockholders at the 1997 Annual Meeting. If our stockholders approve this Proposal 2, the Purchase Plan will be incorporated as a separate program under the Stock Plan and 6,400,000 shares of the outstanding share reserve will be added to the share reserve under the Stock Plan.

        The Purchase Program is intended to provide eligible employees of Chiron and its participating affiliates with the opportunity to acquire an ownership interest in Chiron through participation in a payroll-deduction based employee stock purchase plan under Code Section 423. Participating affiliates may include any of Chiron's parent or subsidiary corporations, whether now existing or hereafter established, which elect to extend the benefits of the Purchase Program to their eligible employees. We summarize below the terms and provisions of the Purchase Program.

        Securities Subject To The Purchase Program.    The maximum number of shares of common stock which may be sold to participants under the Purchase Program over the term of the Stock Plan may not exceed 6,400,000 shares. This is equal to the number of shares estimated to be available for issuance under the Purchase Plan prior to its incorporation into the Stock Plan.

        Purchase Periods And Purchase Rights.    Shares of common stock are offered under the Purchase Program through a series of successive offering periods, each with a maximum duration of twenty-seven (27) months. The existing offering period commenced on April 1, 2004 and will end on March 31, 2005 and consists of four (4) quarterly purchase intervals. At the time the participant joins an offering period, he or she will be granted a purchase right to acquire shares of common stock at intervals during the offering period. The purchase dates will occur on the last business day of each purchase interval.

        Eligibility and Participation.    All employees of Chiron or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Stock Plan) are eligible to participate in the Purchase Program. However, the plan administrator may limit participation to employees who satisfy such criteria as it deems appropriate. As of

February 2, 2004, approximately 2,500 employees, including 10 executive officers, were eligible to participate in the Purchase Program.

        An individual who is an eligible employee at the start of any offering period may join that offering period at that time or, unless the plan administrator determines otherwise for an offering period, on the start date of any subsequent purchase interval within the offering period. An individual who first becomes an eligible employee after such start date may join the offering period on the first business day of the next purchase interval within the offering period or, unless the plan administrator determines otherwise for any offering period, on the first business day of any subsequent purchase interval within that offering period on which he or she is an eligible employee.

        Payroll Deductions and Stock Purchases.    Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of fifteen percent) of his or her base salary to be applied to the acquisition of common stock. All payroll deductions collected from the participant during a purchase interval will automatically be applied to the purchase of common stock on the last business day of the purchase interval at the purchase price in effect for the participant on that purchase date.

        Purchase Price.    The purchase price of the common stock acquired on each purchase date within an offering period will be determined by the plan administrator by formula or otherwise at the beginning of the offering period, but may not be less than eighty-five percent (85%) of the lower of (i) the fair market value per share of common stock on the date that the employee becomes a participant in the offering period or (ii) the fair market value on that purchase date.

        Special Limitations.    The Purchase Program imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations: (i) purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Chiron or any of its affiliates; (ii) purchase rights granted to a participant may not permit such individual to purchase more than $25,000 of common stock (valued at the time each purchase right is granted) during any one calendar year; and (iii) during any single offering period, no participant may purchase more than 24,000 shares (prorated, based on the number of months in the offering period, to the extent that an offering period is shorter than 27 months.)

        Termination Of Purchase Right.    The participant may withdraw from the Purchase Program within such time as specified by the plan administrator and elect to have his or her accumulated payroll deductions either refunded immediately or, if the plan administrator permits for any offering period, applied to the purchase of common stock on the next purchase date. The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the period in which his or her employment terminates will be refunded and will not be applied to the purchase of common stock, except that the plan administrator may permit the funds to be applied to purchase common stock at the next purchase date in the case of termination of employment by reason of death or disability.

        Stockholder Rights.    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

        Assignability.    No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

        Corporate Transaction.    In the event Chiron is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition, as if such date were a purchase date.

Stock Plan Amendment or Termination

        The Board of Directors may amend, suspend or discontinue the Stock Plan at any time. However, without stockholder approval, the Board may not make any change with respect to which the Board determines that stockholder approval is required by applicable law or regulations. The plan administrator may modify or waive the terms of any outstanding award; however, except with respect to changes in capitalization, no outstanding option will be amended to lower the exercise price or will be cancelled for the purpose of reissuing such option at a lower exercise price without stockholder approval.

STOCK PLAN TRANSACTIONS

        We show in the first table below ("Option Plan Transactions') for each of the named executive officers and the various indicated individuals and groups, the number of shares of common stock subject to awards granted under the Stock Plan between January 1, 2003 and February 2, 2004, together with the weighted average exercise price payable per share. We show in the second table below ("Purchase Plan Transactions") the stock purchases which have been made by the named executive officers and the various indicated individuals and groups between January 1, 2003 and February 2, 2004 under the 1997 Employee Stock Purchase Plan, which is being incorporated into the Stock Plan by virtue of this Proposal.

Option Plan Transactions

Name	Position	Awards Granted (Number of Shares)	Weighted Average Exercise Price of Granted Awards
Howard H. Pien	Current President and Chief Executive Officer (appointed April 1, 2003)	710,000	$36.2938
Seán P. Lance	Former President and Chief Executive Officer (until March 31, 2003); Chairman of the Board	800,000	$36.3350
John A. Lambert	Vice President; President, Chiron Vaccines	150,000	$36.3350
Jack Goldstein	Vice President; President, Chiron Blood Testing	110,000	$36.3350
William G. Green	Sr. Vice President; General Counsel and Secretary	125,000	$36.3350
Craig A. Wheeler	Vice President; President, Chiron BioPharmaceuticals	150,000	$36.3350
All current executive officers as a group (11 persons)		2,241,750	$36.3816
All current non-employee directors as a group (9 persons)		59,536	$18.3519
Vaughn D. Bryson	Nominee for Director	3,654	$0
Pierre E. Douaze	Nominee for Director	3,654	$0
Edward E. Penhoet	Nominee for Director	3,654	$0
All employees, including current officers who are not executive officers, as a group (2,705 persons)		5,024,607	$46.5648

Purchase Plan Transactions

Name	Position	Number of Purchased Shares	Weighted Average Purchase Price of Shares
Howard H. Pien	Current President and Chief Executive Officer (appointed April 1, 2003)	—	N/A
Seán P. Lance	Former President and Chief Executive Officer (until March 31, 2003); Chairman of the Board)	—	N/A
John A. Lambert	Vice President; President, Chiron Vaccines	—	N/A
Jack Goldstein	Vice President; President, Chiron Blood Testing	—	N/A
William G. Green	Sr. Vice President; General Counsel and Secretary	604	$32.1559
Craig A. Wheeler	Vice President; President, Chiron BioPharmaceuticals	—	N/A
All current executive officers as a group (11 persons)		1,873	$32.1614
All current non-employee directors as a group (9 persons)		—	N/A
Vaughn D. Bryson	Nominee for Director	—	N/A
Pierre E. Douaze	Nominee for Director	—	N/A
Edward E. Penhoet	Nominee for Director	—	N/A
All employees, including current officers who are not executive officers, as a group (1,435 persons)		312,956	$32.3060

Federal Income Tax Consequences

        The following is a general description of certain federal income tax consequences of the Stock Plan. This description does not purport to be complete.

        Option Grants.    Options granted under the Stock Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        Incentive Stock Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares.

        The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

        If the optionee makes a disqualifying disposition of the purchased shares, then Chiron will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, Chiron will not be entitled to any income tax deduction.

        Non-Statutory Stock Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee and Chiron will be required to satisfy certain tax withholding requirements applicable to such income.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right.

        Chiron will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized.

        Stock Issuance/Restricted Shares/Share Rights Awards. A recipient of a direct stock issuance will recognize ordinary income on the date of issuance of the shares in an amount equal to the fair market value of the shares on such date. A recipient of restricted shares will generally recognize ordinary income when his or her shares vest, based on the then fair market value of the shares at the time of vesting, but a participant can elect under Section 83(b) of the Code to be taxed at the time of issuance of the restricted shares based on the fair market value at that time. A recipient of a share rights award will recognize ordinary income on the date on which the shares subject to the award are issued in an amount equal to the fair market value of the shares on the date of issuance. Chiron will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the share issuance, restricted shares or share rights award. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the participant.

        Share Units. A recipient of a share unit will recognize ordinary income on the date of payment under the award in an amount equal to the cash received for such award. Chiron will be entitled to a corresponding income tax deduction when the award is paid.

        Purchase Program.    The Purchase Program is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Chiron, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the program or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Chiron will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15 percent (or such other percentage discount as the purchase price shall represent as of the date of grant of the purchase right) of the fair market value of the shares on the grant of the purchase right and any additional gain upon the disposition will be taxed as a long-term capital gain. Chiron will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15 percent of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

        Under the accounting principles currently in effect, option grants made to employees and non-employee Board members with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to Chiron's reported earnings. However, the weighted average fair value of those options at the grant date is required to be disclosed in the notes to Chiron's consolidated financial statements, and Chiron must also disclose, in the notes to Chiron's consolidated financial statements, the pro forma impact vested options would have upon Chiron's reported earnings were the fair value of such vested options at the time of grant treated as a compensation expense.

        Option grants made under the Stock Plan with exercise prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to Chiron in an amount equal to the excess of such fair market value over the exercise price. The expense must be amortized against Chiron's earnings over the period that the option shares are to vest.

        Option grants made to non-employee consultants will result in a direct charge to Chiron's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

        Should one or more individuals be granted stock appreciation rights under the Stock Plan, then such rights would result in a compensation expense to be charged against Chiron's reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

        Direct stock issuances under the Stock Plan will result in a direct charge to Chiron's reported earnings equal to the excess of the fair value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to Chiron's reported earnings will be amortized over the vesting period. However, if the vesting of the shares is tied solely to performance milestones, then the issuance of those shares will be subject to mark to market accounting, and Chiron will have to accrue compensation expense not only for the value of the shares on the date of issuance but also for all subsequent appreciation in the value of those shares which occurs prior to the vesting date. Similar accounting treatment will be in effect for any share units issued under the Stock Plan.

        Generally, the fair market value of the shares underlying a share unit on the date of grant (less any consideration paid) will be accrued as a compensation expense and, at the end of each fiscal quarter thereafter, the amount (if any) by which the fair market value of the shares has increased or decreased from the amount previously accrued will be recorded as an adjustment to compensation expense.

        Under current accounting rules, the issuance of common stock under the Purchase Program will not result in a compensation expense chargeable against Chiron's reported earnings. However, Chiron must disclose, in the notes to Chiron's financial statements, the pro forma impact the purchase rights granted under the Purchase Plan would have upon Chiron's reported earnings were the fair value of those purchase rights treated as compensation expense.

        The number of outstanding awards will be a factor in determining earnings per share on a fully diluted basis.

        The Financial Accounting Standards Board ("FASB") is expected to reconsider the appropriate accounting treatment for compensatory stock options and stock appreciation rights, such as those issuable under the Stock Plan. Accordingly, the foregoing summary of the applicable accounting treatment for stock options, stock appreciation rights and purchase rights under the Purchase Program may substantially change in the event that FASB were to conclude that employee stock options and stock appreciation rights should be valued, either as of the grant date or other appropriate measurement date, under an appropriate valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer's reported earnings over a designated period such as the vesting period.

Deduction Limit For Executive Compensation

        Section 162(m) of the Code limits federal income tax deductions for compensation paid to each of the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

        Chiron believes that stock options and stock appreciation rights granted to its executives with an exercise price equal to or greater than the fair market value of common stock on the date of grant and awards that vest on pre-established performance goals will qualify for the performance-based compensation exception to the deduction limit. However, there can be no assurance that the options and awards will so qualify.

Vote Required for Approval of the Stock Plan

        The affirmative vote of a majority of the outstanding voting shares present or represented and entitled to vote at the Annual Meeting, a quorum being present, is necessary to approve the amended Stock Plan. If such approval is not obtained, then none of the amendments to the Stock Plan subject to this Proposal will become effective and the Stock Plan and the Purchase Plan will remain in full force and effect in accordance with their existing terms.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE STOCK PLAN.

New Stock Plan Benefits

        As of February 2, 2004, no awards have been made on the basis of the 6,400,000-share increase which forms part of this Proposal 2, pursuant to the incorporation of the existing share reserve of the Purchase Plan into the Stock Plan. In addition, no stock appreciation rights have been granted and no performance based awards have been granted on the basis of the performance goals described in this Proposal 2.

Equity Plan Compensation Information

        Chiron does not maintain any equity compensation plans that have not been approved by its stockholders. The table below shows the securities authorized for issuance under Chiron's equity compensation plans in effect at the end of Chiron's most recently completed fiscal year.

	(a)		(b)	(c)
Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	27,145,205	(1)(2)(3)	$40.23	19,418,525	(4)
Equity compensation plans not approved by security holders	0		—	0
Total	27,145,205		$40.23	19,418,525

(1)
Excludes purchase rights accruing under the Purchase Plan, which has a shareholder approved reserve of 8,579,793 shares. Under the Purchase Plan, each eligible employee may purchase up to 10,667 shares of common stock during a 12 month offering period; shares are purchased during the offering period at quarterly intervals on the last business day of June, September, December and March each year at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the date that the employee becomes a participant in the offering period or (ii) the fair market value per share of our common stock on that purchase date. Subject to stockholder approval of Proposal 2, the Purchase Plan will be incorporated into the Stock Plan.

(2)
Includes 451,146 shares reserved for issuance under outstanding share right awards issued under the Stock Plan. The outstanding share right awards will vest upon the completion of a designated service period. As the award vests, shares will be issued to the holder with no cash payment to us required. The weighted average exercise price indicated in column (b) does not take the share right awards into account.

(3)
Includes 78,882 shares subject to outstanding options granted in substitution of options held by employees of PathoGenesis Corporation at the time of its acquisition by Chiron in September 2000. The weighted average exercise price of these options is $33.46. At the time of the acquisition, Chiron granted substitute options for 207,293 shares with a weighted average exercise price of $30.1204.

(4)
Consists of shares available for future issuance under the Purchase Plan and the Stock Plan. As of December 31, 2003, 6,503,558 shares of our common stock were available for issuance under the Purchase Plan and 12,915,167 shares of our common stock were available for issuance under the Stock Plan. In accordance with the current terms of the Stock Plan, the number of shares of our common stock available for issuance under that plan automatically increases on the first trading day of January each calendar year by an amount equal to one and one-half percent (1.5%) of the number of Chiron Common Equivalent Shares outstanding as of the end of the preceding fiscal year. Subject to stockholder approval of Proposal 2, the Purchase Plan will be incorporated into the Stock Plan and 6,400,000 shares available for issuance under the Purchase Plan will be transferred to the Stock Plan. In addition, if the stockholders approve Proposal 2, the automatic annual share increase provision of the Stock Plan will be limited to the lesser of (i) one percent (1%) of the number of Chiron Common Equivalent Shares outstanding as of the end of the preceding fiscal year or (ii) 3,000,000 shares of our common stock. "Chiron Common Equivalent Shares" are the total number of shares of common stock outstanding plus the total number of shares of common stock issuable upon conversion or exercise of outstanding warrants, options and convertible securities.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Chiron's independent auditors for the fiscal year commencing January 1, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        Neither Chiron's Restated Certificate of Incorporation nor its Bylaws require the stockholders to ratify the selection of Ernst & Young LLP as Chiron's independent auditors. However, Chiron's Board recommends the stockholders ratify the Board's selection of Ernst & Young LLP. If the stockholders do not ratify the appointment, the Audit Committee and Board will reconsider the selection. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in Chiron's best interests.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

Relationship with Independent Auditors

        Ernst & Young LLP served as Chiron's independent auditors for the two most recently completed fiscal years. KPMG LLP served as Chiron's independent auditors until completion of the audit of Chiron's consolidated financial statements for the fiscal year ended December 31, 2001. Chiron's Audit Committee approved the decision to change the company's independent auditors.

        In connection with the audit of the fiscal year ended December 31, 2001 and the subsequent interim period through March 5, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements (if not resolved to KPMG LLP's satisfaction) would have caused KPMG LLP to refer to such matters in their reports. The audit reports of KPMG LLP on Chiron's consolidated financial statements as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were those opinions qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP's letter to Chiron confirming the above information was included as Exhibit 16 to Chiron's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 6, 2002, and as Exhibit 16.1 to Chiron's Current Report on Form 8-K/A which was filed with the SEC on March 21, 2002. Reference to the dismissal of KPMG LLP effective March 5, 2002 and the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year commencing January 1, 2002 is made under Exhibit 16 to Chiron's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 5, 2003. During Chiron's fiscal year ended December 31, 2001 and subsequent interim period through March 5, 2002, there were "no reportable events" within the meaning of Item 304(a)(1) (v) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

        During Chiron's fiscal year ended December 31, 2001 and the subsequent interim period through March 5, 2002, we did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K, except that we engaged Ernst & Young LLP in July 2001 to assist us in the identification of the accounting, tax and economic impacts of a proposed leasing transaction, and to provide overall transaction coordination services. We also consulted with KPMG LLP on application of accounting principles regarding this proposed leasing transaction.

Independent Auditor Fee Information

        Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories (in thousands) are:

	2003	2002
Audit Fees	$2,080	$834
Audit-Related Fees	84	131
Tax Fees	131	705
All Other Fees	78	39

	$2,373	$1,709

        Ernst & Young LLP served as Chiron's independent auditors for the years ended December 31, 2003 and 2002. The 2003 and 2002 fees relate to services provided by Ernst & Young LLP.

        2003.    Audit Fees include fees associated with the annual audit, the reviews of Chiron's quarterly reports on Form 10-Q, statutory audits required internationally, issuance of consents and reports filed with the SEC and accounting consultations. Audit-Related Fees consist of accounting consultations. Tax Fees include tax compliance and other tax advice and planning services. All Other Fees include support and advisory services related to Chiron's expatriate program.

        2002.    Audit Fees include fees associated with the annual audit, the reviews of Chiron's quarterly reports on Form 10-Q, issuance of consents and reports filed with the SEC and accounting consultations. Audit-Related Fees include fees associated with attest services not required for statutory purposes, due diligence in connection with acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions. Tax Fees include tax compliance and other tax advice and planning services. All Other Fees include support and advisory services related to Chiron's expatriate program.

        For the two fiscal years presented above, management approved the independent auditor fees. Subsequent to May 2003, all auditing services and non-audit services, other than those pursuant to the de minimis exception, provided to Chiron by our independent auditors are required to be pre-approved by the Audit Committee.

        The Audit Committee determined that the services provided by and fees paid to Ernst & Young LLP were compatible with the conclusion that Ernst & Young LLP is independent of Chiron.

STOCK OWNERSHIP

        The following tables set forth ownership of Chiron's common stock by major stockholders, directors and executive officers of the company as of February 2, 2004. As of that date, there were 187,542,041 shares of Chiron's common stock issued and outstanding.

Ownership of Major Stockholders

        The following table lists all persons or entities known by Chiron to own 5% or more of the outstanding shares of Chiron's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Novartis AG 35 Lichstrasse CH-4002 Basel, Switzerland	79,320,078(1)	42%
Citigroup Global Markets, Inc. (f/k/a Salomon Smith Barney Inc.) 388 Greenwich Street New York, New York 10013	11,653,079(2)	6%
Citigroup Financial Products, Inc. (f/k/a Salomon Brothers Holding Company Inc.) 388 Greenwich Street New York, New York 10013	11,681,762(2)	6%
Citigroup Global Markets Holdings Inc. (f/k/a Salomon Smith Barney Holdings Inc.) 388 Greenwich Street New York, New York 10013	19,408,161(2)	10%
Citigroup Inc 399 Park Avenue New York, New York 10043	19,710,072(2)	11%

(1)
Novartis may acquire up to 55% of Chiron's outstanding common stock through purchases on the open market and may participate pro rata in certain issuances of new securities by Chiron under the terms of the Governance Agreement. With the approval of certain directors who are independent of both Chiron and Novartis under the Governance Agreement, Novartis may increase its ownership interest beyond 55% and up to 79.9%. Also, in accordance with an additional agreement between Chiron and Novartis called the Market Price Option Agreement, if certain conditions are met, Novartis may purchase shares of Chiron's common stock directly from Chiron up until such point as Novartis owns 55% of the outstanding shares of Chiron's common stock. Please see the section entitled "Certain Relationships and Related Transactions" for a further discussion of Chiron's relationship with Novartis.

(2)
Citigroup Global Markets Inc. (f/k/a Salomon Smith Barney Inc.), Citigroup Financial Products Inc. (f/k/a/Salomon Brothers Holding Company Inc.), Citigroup Global Markets Holdings Inc. (f/k/a Salomon Smith Barney Holdings Inc.) and Citigroup Inc. jointly filed a Schedule 13G/A with the SEC on January 29, 2004, pursuant to which each of the reporting persons disclosed that the shares shown above include shares held by the other reporting persons.

Ownership of Directors and Executive Officers

        This table shows how much Chiron common stock is beneficially owned by: (a) each of the directors, (b) the Chief Executive Officer, the former Chief Executive Officer, and the four other most highly compensated officers of Chiron, or named executive officers, and (c) the directors and executive officers of Chiron as a group. "Beneficial ownership" is determined in accordance with the rules of the

SEC and refers to shares that a director or executive officer has the power to vote, or the power to dispose of, and stock options that are exercisable currently or become exercisable within 60 days of February 2, 2004. Unless otherwise indicated, the address of each of the individuals named below is: c/o Chiron Corporation, 4560 Horton Street, Emeryville, California 94608.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)(2)(3)		Percent
Directors:
Raymund Breu	44,513		*
Vaughn D. Bryson	56,980	(4)	*
Lewis W. Coleman	88,681	(5)	*
Pierre E. Douaze	43,414		*
J. Richard Fredericks	31,218		*
Paul L. Herrling	58,612		*
Denise M. O'Leary	32,740		*
Edward E. Penhoet	232,454		*
Pieter J. Strijkert	54,870		*
Named Executive Officers:
Séan P. Lance (former President and CEO, Chairman of the Board)	1,728,030		*
Howard H. Pien (President and CEO, also a Director)	142,500		*
John A. Lambert	253,146		*
Jack Goldstein	96,555		*
William G. Green	614,948	(6)	*
Craig A. Wheeler	221,446		*
Directors and Executive Officers as a Group (19 persons)	4,006,094		2%

*
Less than 1%.

(1)
This disclosure is made pursuant to certain rules and regulations promulgated by the SEC and the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. Except as subject to applicable community property laws or indicated by footnote below, the persons named in this table have sole voting and/or investment power with respect to all shares.

(2)
These amounts include shares that the persons named in this table have a right to acquire as of February 2, 2004, or within 60 days after that date, through the exercise of stock options, as follows: Dr. Breu, 42,336 shares; Mr. Bryson, 52,133 shares; Mr. Coleman, 80,425 shares; Mr. Douaze, 37,626 shares; Mr. Fredericks, 31,218 shares; Dr. Herrling, 53,616 shares; Ms. O'Leary, 32,740 shares; Dr. Penhoet, 36,606 shares; Dr. Strijkert, 46,454 shares; Mr. Lance, 1,705,881 shares; Mr. Pien, 142,500; Mr. Lambert, 253,146 shares; Dr. Goldstein, 96,250 shares; Mr. Green 580,701 shares; and Mr. Wheeler, 218,338 shares; and all directors and executive officers as a group, 3,703,366 shares.

(3)
These amounts do not include the following number of shares of Chiron's common stock which will be beneficially held by, and issuable to, the following persons when their respective restricted automatic share right grants have vested:

(a)
directors, as follows: Dr. Breu, 727 shares; Mr. Bryson, 549 shares; Mr. Coleman, 549 shares; Mr. Douaze, 549 shares; Mr. Fredericks, 0 shares; Dr. Herrling, 549 shares; Ms. O'Leary, 0 shares; Dr. Penhoet, 294 shares; and Dr. Strijkert, 549 shares.

(b)
certain named executive officers, as follows: Mr. Wheeler, 4,790 shares; Mr. Pien, 27,500 shares, and all executive officers as a group, 42,496 shares.

  Please see the section entitled "Executive Compensation and Related Information—Compensation of Executive Officers" for a description of the terms under which the share rights are issued.

(4)
Includes 3,755 shares held by the Vaughn D. Bryson Irrevocable Trust, of which The Trust Company of Oxford is Trustee. Effective February 17, 2004, those shares reverted back to Vaughn Bryson, individually.

(5)
These shares are held in a family trust, the Lewis W. Coleman and Susan G. Coleman Family Trust uta dated November 29, 1995, of which Mr. Coleman and his wife, are the trustees.

(6)
Includes 900 shares held in custodial accounts for the benefit of Mr. Green's son and daughter, William S. and Amy E. Green, respectively, over which Mr. Green has sole voting and investment power, but as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

        This table shows the compensation awarded to, earned by or paid to our Chief Executive Officer, four other most highly compensated executive officers, and Seán P. Lance, who ceased being Chief Executive Officer on March 31, 2003 (known as the "named executive officers") during each of our last three fiscal years for all services rendered in all capacities to Chiron.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)		Other Annual Compensation		Restricted Stock Awards ($)		Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Seán P. Lance(4) Chairman of the Board, Former President and Chief Executive Officer	2003 2002 2001	800,000 776,923 742,308	897,293 1,297,293 1,297,293	(5)					800,000 800,000 750,000	87,069 82,488 80,641
Howard H. Pien(6) President and Chief Executive Officer	2003	552,461	1,500,000	(7)	88,366	(8)	1,130,400	(9)	680,000	173,487
John A. Lambert(10) Vice President, President, Chiron Vaccines	2003 2002 2001	392,774 320,880 223,172	454,000 240,855 191,700		51,579	(11)			150,000 160,000 260,000	53,358 48,132 43,428
Jack Goldstein(12) Vice President, President, Chiron Blood Testing	2003 2002	408,077 115,385	450,000 258,000		436,718	(13)			110,000 200,000	23,177 4,521
William G. Green Senior Vice President, General Counsel and Secretary	2003 2002 2001	481,154 452,212 433,077	475,000 450,000 345,000						125,000 185,000 225,000	45,347 39,980 37,335
Craig A. Wheeler(14) Vice President, President, Chiron BioPharmaceuticals	2003 2002 2001	473,269 434,904 143,885	375,000 315,000 220,000		441,093 173,987 57,211	(15) (15) (15)	446,666		150,000 160,000 223,000	32,204 23,545 4,944

(1)
Includes compensation deferred under Chiron's 401(k) Plan and Supplemental Executive Retirement Plan otherwise payable in cash during the year.

(2)
Chiron has awarded no stock appreciation rights, or SARs.

(3)
The amounts shown for 2003 for the named executive officers (other than Mr. Lambert) are comprised of the following:

Name	Contributions to Supplemental Executive Retirement Plan ($)	Matching 401(k) Contributions ($)	Life Insurance Premiums Paid by Chiron ($)
Mr. Lance	74,000	8,000	5,069
Mr. Pien	172,096	2	1,389
Mr. Goldstein	12,643	8,000	2,534
Mr. Green	29,246	8,000	8,101
Mr. Wheeler	23,531	8,000	673

  Amount shown for Mr. Lambert in 2003 consists of Chiron's contributions of $53,358 towards Mr. Lambert's pension plan.

(4)
Mr. Lance served as President and Chief Executive Officer from May 1, 1998 to March 31, 2003.

(5)
Includes $850,000 as annual performance bonus and a special award bonus of $47,293 (see the section entitled "Loans to Executive Officers").

(6)
Mr. Pien was hired by Chiron on April 1, 2003 as President and Chief Executive Officer.

(7)
Includes $850,000 as an annual performance bonus and a hiring bonus of $650,000.

(8)
Includes $72,360 for relocation assistance, including tax gross-up, and $15,000 as reimbursement to Mr. Pien for financial/tax planning services.

(9)
On Mr. Pien's hire date, April 1, 2003, Chiron granted to Mr. Pien restricted share rights for 30,000 shares of Chiron's common stock, of which amount 10,000 shares will vest 25% annually over a four-year period ending April 1, 2007, and the remaining 20,000 shares will fully vest on April 1, 2007. None of these share rights had vested as of December 31, 2003. Until such time as Chiron issues a stock certificate for shares underlying Mr. Pien's share rights, Mr. Pien shall have no rights as a stockholder under these share rights. The aggregate value, based on the closing market price of Chiron's common stock, of Mr. Pien's restricted share rights as of the date of grant and as of December 31, 2003, was $1,130,400 and $1,709,400, respectively.

(10)
Mr. Lambert was hired by Chiron on February 23, 2001. He is on the Chiron Vaccines European payroll and receives cash compensation in United Kingdom Pounds Sterling. All dollar amounts listed for Mr. Lambert, except for bonus, as described below, were converted from Pounds Sterling into United States Dollars using the applicable exchange rate at the end of the year in which he was compensated (i.e., as of December 31, 2001, the applicable exchange rate was 1 U.K. Pound Sterling to $1.4476; as of December 31, 2002, $1.6044; as of December 31, 2003, $1.7786). Mr. Lambert's 2001 bonus was paid in 2002 (using the conversion rate of 1 U.K. Pound Sterling to $1.4200 at March 15, 2002); Mr. Lambert's 2002 bonus was paid in 2003 (using the conversion rate of 1 U.K. Pound Sterling to $1.6057 at March 14, 2003); Mr. Lambert's 2003 bonus was paid in 2004 (using the conversion rate of 1 U.K. Pound Sterling to $1.8160 at March 26, 2004).

(11)
Includes $37,736 as a car allowance.

(12)
Dr. Goldstein was hired by Chiron on September 3, 2002.

(13)
Includes $428,878 for relocation assistance.

(14)
Mr. Wheeler was hired by Chiron on August 31, 2001.

(15)
For 2003, 2002 and 2001, respectively, includes $430,821, $157,495 and $53,976 for relocation assistance.

Option Grants

        Stock Option Grants in Last Fiscal Year.    This table shows options granted during 2003 to the named executive officers under Chiron's 1991 Stock Option Plan, including performance stock options ("Performance Options") granted pursuant to the Chiron Executive Long-Term Incentive Plan

("LTIP"). The LTIP is a performance-based stock option plan and falls under Chiron's 1991 Stock Option Plan.

	Individual Grants (1)					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
Name	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(4)	Expiration Date	0%($)	5%($)	10%($)
Seán P. Lance	500,000	(2)	6.9595	36.335	2/20/13	—	11,425,443.13	28,954,316.15
	300,000	(3)	4.1757	36.335	2/20/13	—	6,855,265.88	17,372,589.69
Howard H. Pien	480,000	(2)	6.6811	37.895	4/01/13	—	11,439,341.70	28,989,537.85
	200,000	(3)	2.7838	37.895	4/01/13	—	4,766,392.38	12,078,974.11
John A. Lambert	100,000	(2)	1.3919	36.335	2/20/13	—	2,285,088.63	5,790,863.23
	50,000	(3)	.6959	36.335	2/20/13	—	1,142,544.31	2,895,431.61
Jack Goldstein	60,000	(2)	.8351	36.335	2/20/13	—	1,371,053.18	3,474,517.94
	50,000	(3)	.6959	36.335	2/20/13	—	1,142,544.31	2,895,431.61
William G. Green	75,000	(2)	1.0439	36.335	2/20/13	—	1,713,816.47	4,343,147.42
	50,000	(3)	.6959	36.335	2/20/13	—	1,142,544.31	2,895,431.61
Craig A. Wheeler	100,000	(2)	1.3919	36.335	2/20/13	—	2,285,088.63	5,790,863.23
	50,000	(3)	.6959	36.335	2/20/13	—	1,142,544.31	2,895,431.61

(1)
Chiron granted all of the options listed in this table on February 20, 2003, except for the grant made to Mr. Pien on his hire date of April 1, 2003. The options were based on, among other things, performance of the named executive officers in 2002. The exercise price of these options is equal to the average between the reported high and reported low prices of Chiron's common stock on February 20, 2003, and April 1, 2003 with respect to Mr. Pien's hire grant, as reported on the Nasdaq National Market System.

In February 2004, Chiron also granted stock options to the named executive officers based on, among other things, 2003 performance, as follows: Mr. Lance, 0; Mr. Pien, 350,000; Mr. Lambert, 70,000; Dr. Goldstein, 70,000; Mr. Green, 30,000; and Mr. Wheeler, 70,000. The exercise price of these options is $51.98 per share, based on the average between the reported high and reported low prices of Chiron's common stock on February 13, 2004, as reported on the Nasdaq National Market System. The options expire on February 13, 2014. To date, Chiron has not granted any Performance Options to the named executive officers in 2004.

(2)
In general, the options described above are exercisable as to 25% of the granted shares beginning one year after grant. The balance is exercisable in equal monthly installments over the next 36 months, assuming continued employment with Chiron or one of its subsidiaries. To the extent not already exercisable, the options generally become exercisable in the event of an agreement to dispose of all or substantially all of the assets or outstanding stock of Chiron by means of merger, consolidation, reorganization or liquidation, unless the options are assumed by the successor entity. Further, if the options are not otherwise accelerated in connection with a "change in control" of Chiron and within 24 months (12 months for Performance Options) of such change in control there is a "qualifying termination" of the named executive officer's employment, his options will become fully vested. Please refer to the section entitled "Change in Control Arrangements" below for a general description of the effect of a change in control on stock options.

(3)
Constitutes Performance Options which are exercisable seven years after grant (assuming continued employment with Chiron or one of its subsidiaries), but vesting may be accelerated in the first three years after grant based on the achievement of specified performance objectives. The performance objectives for Performance Options are the total shareholder return for Chiron common stock, as measured against the return achieved by a weighted index of comparable companies (the "LTIP Performance Factor"). The LTIP Performance Factor for any period is the percentage ratio of (i) the total shareholder return ("TSR") of Chiron common stock for the period to (ii) competitive market TSR reflected for the period by a weighted index of two broad-based industry indicies: the AMEX Biotechnology and S&P Healthcare indices, weighted 25% to the AMEX Biotechnology Index and 75% to the S&P Healthcare Index plus dividends. In calculating the LTIP Performance Factor for each grant of Performance Options, Chiron's stock price and the market indices are set to 1.00 based on their average values during December immediately prior to the date of grant. For each month of the calendar three-year performance cycle following the date of grant, Chiron's relative TSR performance is calculated based on the closing values of the indices and Chiron's stock price. The cumulative period average is adjusted each month end. It is the cumulative period average value that determines the LTIP Performance Factor. Thus, in each of the first three years following the grant, the level of vesting acceleration, if any, for the performance achieved in that year is based on the performance of Chiron common stock versus the indicies. No acceleration of vesting occurs if the TSR of Chiron's common stock is less than 105% of the TSR of the weighted index. All granted options vest if Chiron's TSR is 125% or more of the weighted index over the three-year performance cycle. Performance achievement between 105% and 125% will result in the acceleration of vesting for an incremental portion of the Performance Options.

  Of the total of 700,000 Performance Options granted to the named executive officers in 2003, 30,000 vested for Mr. Lance, 20,000 vested for Mr. Pien, and 5,000 shares vested for each of Mr. Goldstein, Mr. Green, Mr. Lambert and Mr. Wheeler on February 20, 2004.

  See footnote (2) above for a discussion of vesting in the event of a "change in control".

(4)
When options are exercised, the exercise price and any related tax withholding obligations are generally paid in cash, or at the discretion of Chiron's Compensation Committee, in shares of Chiron's common stock which have been held the requisite period in order to avoid a charge to Chiron's earnings. If that occurs, the shares are valued as of the exercise date. Under certain conditions, the exercise price and any related tax withholding obligations may be paid from the proceeds of a same-day sale of the shares acquired when the option is exercised.

(5)
As required by the SEC rules, these columns show gains that may exist for the respective options, assuming that the market price for Chiron's common stock appreciates from the date of grant over a ten-year period at the annual compounded rates of 5% and 10%, respectively. The market price of Chiron's common stock at February 20, 2013 and April 1, 2013 would be $59.19 per share and $94.24 per share, and $61.73 per share and $98.29 per share, respectively.
There is no assurance that either the assumed rates of appreciation or any appreciation will occur. The amounts are calculated from the average of the reported high and low prices on the respective grant date, as reported on the Nasdaq National Market System. If the price of Chiron's common stock does not increase above the exercise price, no value will be realizable from these options.

Options Exercised

        Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The table below shows all stock options exercised by the named executive officers during last year, and the number and value of options they held at the end of 2003.

					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Seán P. Lance	386,370	12,781,898	1,464,464	1,899,166	26,750,668	30,747,250
Howard H. Pien	—	—	—	710,000	—	14,460,000
John A. Lambert	50,000	271,625	154,375	365,625	1,900,373	5,755,277
Jack Goldstein	—	—	62,500	247,500	1,361,562	5,231,187
William G. Green	122,627	4,010,596	481,430	422,250	10,452,123	6,438,548
Craig A. Wheeler	36,770	581,671	134,367	369,048	1,334,231	5,866,418

(1)
The value of all unexercised, unsurrendered options is calculated in accordance with SEC rules using the average between the reported high and reported low prices of Chiron's common stock on December 31, 2003 ($56.66), as reported on the Nasdaq National Market System.

Employment, Supplemental Pension and Other Benefit Agreements; Change in Control Arrangements; Other Executive Officer Severance Arrangements

        Employment Agreements.    In March 1998, Chiron entered into an agreement with Mr. Seán P. Lance to serve as Chairman of the Board, President and Chief Executive Officer. Effective March 31, 2003, Mr. Lance resigned as President and Chief Executive Officer contemporaneously with the appointment of Howard H. Pien as the Company's new President and Chief Executive Officer. From April 1, 2003 to the date of the Annual Meeting, Mr. Lance continued to serve in an executive capacity as Chairman of the Board. Following the Annual Meeting, Mr. Pien will assume the position of Chairman of the Board, President and Chief Executive Officer. The terms of Mr. Lance's agreement include: (i) a base salary of $700,000 per year, which may be increased, but not decreased, annually by the Board of Directors; (ii) participation in Chiron's annual incentive plan, under which he will receive an annual cash bonus equal to 100% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 200% if performance substantially exceeds the targeted level; (iii) participation in Chiron's long-term incentive plan, based upon performance as determined by the Board's Compensation Committee, with a targeted value of the annual award at the grant date of

200% of Mr. Lance's base salary; (iv) a grant of options to purchase 750,000 shares of Chiron's common stock under Chiron's Stock Plan, all of which have previously vested in May 2003. Mr. Lance's agreement also provides Mr. Lance with reimbursement for expenses incurred, such as the lease of a company car and tax and financial services planning. If Mr. Lance's employment with Chiron is terminated other than for cause, or if Mr. Lance resigns for good reason, the agreement provides that he will continue to receive: (a) his base salary for three years following the termination date, provided that he may elect to receive a lump sum payment equal to the discounted value of such salary; (b) in lieu of his cash bonus, a payment equal to three times the higher of his targeted bonus in the year of termination or his highest bonus during the preceding three years, payable monthly over the salary continuation period or, at Mr. Lance's option, in a discounted lump sum; (c) continued health care and life insurance coverage for a three year period, subject to the payment by Mr. Lance of premiums not paid by Chiron under Chiron's cafeteria benefit plan; (d) reasonable repatriation assistance; and (e) accelerated vesting of stock options that would otherwise have vested during the next three years following termination. Under the agreement, "good reason" is defined to include a substantial diminution in Mr. Lance's duties and responsibilities or the assignment to Mr. Lance of duties inconsistent with his position; relocation of Chiron's headquarters more than 30 miles from its present location; reduction of Mr. Lance's base salary or failure to provide compensation at least equal to that provided for under compensation or benefit plans currently in effect; material breach by Chiron of its obligations under Mr. Lance's employment agreement; or the failure of Chiron to obtain satisfactory agreement from any successor to Chiron to assume Mr. Lance's employment agreement. The agreement further provides that no change in control, including any transaction in which Novartis increases its ownership interest in Chiron, will itself constitute good reason. The change in Mr. Lance's role with Chiron did not trigger any of these provisions, as the change was neither a termination without cause nor a resignation for good reason. Pursuant to the agreement, Chiron provided Mr. Lance a loan in the principal amount of $1 million with a ten-year term to purchase a residence. The terms of Mr. Lance's loan are more particularly described under the section entitled "Certain Relationships and Related Transactions—Loans to Executive Officers".

        Effective April 1, 2003, Chiron entered into an agreement with Mr. Howard H. Pien to serve as President and Chief Executive Officer. The terms of Mr. Pien's agreement include: (i) a base salary of $760,000 per year, which may be increased, but not decreased, annually by the Board of Directors; (ii) participation in Chiron's annual incentive plan, under which he will receive an annual bonus equal to 100% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 200% if performance substantially exceeds the targeted level; (iii) a signing award of $650,000; (iv) a grant of options to purchase 200,000 shares under the terms of Chiron's long-term incentive program, with an exercise price at the fair market value on the date of grant, having a term of ten years; (v) a grant of options to purchase 480,000 shares of Chiron's common stock under Chiron's Stock Plan, as to which 120,000 shares vested upon the first anniversary of Mr. Pien's employment with Chiron and 360,000 shares will vest in 36 successive equal monthly installments commencing on the first anniversary of Mr. Pien's employment; (vi) two grants of restricted share rights under Chiron's Stock Plan—a grant of 20,000 shares that will vest in full on the fourth anniversary of Mr. Pien's employment and a grant of 10,000 shares that will vest as to 2,500 shares on each of the first four anniversaries of his employment; and (vii) participation in Chiron's long-term incentive plan, based upon performance as determined by the Board's Compensation Committee. Mr. Pien's agreement also provides reimbursement of expenses associated with financial planning services and with Mr. Pien's relocation to California, including the reasonable cost of temporary housing for up to two years or until he relocates and a gross-up payment to protect Mr. Pien from any tax consequence for any imputed income from such relocation expense reimbursement. Mr. Pien's agreement also provides for the following benefits, in addition to standard employee benefits: reimbursement for the premium cost for the first $800,000 in life insurance that he may select under Chiron's cafeteria benefit plan, to the extent not otherwise paid by Chiron, a credit to his account under Chiron's Supplement Executive Retirement Plan of a contribution of $50,000 as of the last day of each calendar quarter of his continuing employment, up to a maximum of $1,000,000 after 20 quarters.

        If Mr. Pien's employment with Chiron is terminated other than for cause, or if Mr. Pien resigns for good reason, the agreement provides that he will continue to receive: (a) his base salary for two years following the termination date, provided he may elect to receive a lump sum payment equal to the discounted value of such salary; (b) in lieu of his cash bonus, a payment equal to two times the higher of his targeted bonus in the year of termination or his highest bonus during the preceding three years, payable over the salary continuation period or, at Mr. Pien's option, in a discounted lump sum; (c) continued health care and life insurance coverage for a two-year period, subject to the payment by Mr. Pien of premiums not paid by Chiron under Chiron's cafeteria benefit plan; and (d) accelerated vesting of his initial stock options described under (v) above, and restricted share rights in full and of that portion of any annual or other grant of stock options or long-term, equity-based incentives that vest only with the passage of time that would otherwise have vested during the next two years following any termination that occurs prior to his 50th birthday, and as to any termination after his 50th birthday all such options or incentives will vest. However, options granted under Chiron's long-term incentive plan are not subject to accelerated vesting.

        Under Mr. Pien's agreement, "good reason" is defined to include a substantial diminution in Mr. Pien's duties and responsibilities or the assignment to Mr. Pien of duties inconsistent with his position (it being understood that the termination of Mr. Pien as a director of Chiron or any successor, any reduction in the generally understood authority of a Chiron chief executive officer or the appointment to the position of Chairman of the Board of a person to whom Mr. Pien reasonably objects in good faith could constitute good reason); relocation of Chiron's headquarters more than 50 miles from its present location; reduction of Mr. Pien's base salary or failure to provide compensation at least equal in the aggregate to those provided for under all compensation or benefit plans as in effect (or as later in effect, if greater); material breach by Chiron of its obligations under Mr. Pien's employment agreement; or the failure of Chiron to obtain satisfactory agreement from any successor to Chiron to assume Mr. Pien's employment agreement. The agreement further provides that no change in control, including any Novartis buy out transaction, will itself constitute good reason.

        Under Mr. Pien's agreement, "cause" is defined to include any willful misconduct in the performance of his duties to Chiron or any gross and willful misconduct independent of Chiron which has a significant adverse impact on Chiron; an indictment for, or plea of nolo contendere to, a felony or commission of a fraud against Chiron or under securities laws; any regulatory or judicial order that results in a bar or loss of license to Mr. Pien's continued performance of all or a substantial portion of his duties under the agreement; willful and continued failure by Mr. Pien to substantially perform his duties as President and Chief Executive Officer; willful material noncompliance with any material Chiron written policy; or willful breach by Mr. Pien of the agreement. However, no item under the last two clauses of the preceding sentence will constitute "cause" unless Mr. Pien fails to remedy as promptly as reasonably practicable following, and in any case within thirty days of notice of, the violation. In addition, no action or inaction is "willful" unless it is done or omitted to be done by Mr. Pien directly and not by imputation.

        In February 2001, Mr. John A. Lambert entered into an agreement with Chiron as Vice President, President of Chiron Vaccines, the terms of which include: (i) a base salary of 185,000 United Kingdom pounds sterling per year; (ii) use of a company car; (iii) participation in Chiron's annual incentive plan, under which he is entitled to receive an annual cash bonus equal to 60% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 120% if performance substantially exceeds the targeted level, with any bonus to be paid for 2001 prorated to reflect a partial year of employment; (iii) a grant of options to purchase 200,000 shares of Chiron's common stock under the Stock Plan, as to which 50,000 shares vested on the first anniversary of Mr. Lambert's employment with Chiron and the remaining 150,000 shares vest ratably monthly thereafter for 36 months; and (iv) eligibility to receive annual grants of stock options under Chiron's executive long-term incentive plan based upon individual, function and corporate performance, and in 2002, receipt of a pro-rated performance-based annual stock option grant. If Mr. Lambert's employment with Chiron is terminated for reason other than cause, he will receive a minimum lump sum severance payment equal to two years' base salary plus bonus (which shall be calculated using the average of the prior two years' bonus payments), and any such payment would be in lieu of any other Chiron change of control severance plan payments to which he would otherwise be entitled. Mr. Lambert's agreement also provides that Mr. Lambert receives a special pension contribution of 30,000 United Kingdom pounds sterling per year. See "Supplemental Pension and Other Benefit Agreements" below. Effective July 1, 2003, Mr. Lambert's February 2001 letter agreement was amended to, among other things, provide that from July 1, 2003 forward, Mr. Lambert would be employed by Chiron Vaccines Holding srl, an indirect wholly-owned subsidiary of Chiron, and his income would be subject to taxation under both the tax laws of Italy and the United Kingdom. The July 1, 2003 letter agreement was further amended in January 2004 to provide that Mr. Lambert would also be an employee of Chiron Corporation Limited, PowderJect Technologies Limited, Chiron UK-1 Limited and Evans Vaccines Limited, all of which are subsidiaries of Chiron.

        In March 1998, Chiron entered into an agreement with Mr. James R. Sulat, Vice President and Chief Financial Officer, the terms of which include: (i) a base salary of $300,000 per year; (ii) participation in Chiron's annual incentive plan, under which he is entitled to receive an annual cash bonus equal to 45% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 90% if performance substantially exceeds the targeted level; (iii) a grant of options to purchase 150,000 shares of Chiron's common stock under Chiron's Stock Plan, all of which previously vested; and (iv) eligibility to receive annual grants of stock options under Chiron's executive long-term incentive plan based upon individual, function and corporate performance. If Mr. Sulat's employment is terminated by Chiron or its successor without cause within one year following a buy-out transaction by Novartis, he will receive a minimum lump sum severance payment equal to the greater of one year's base salary or the payment to which he would otherwise be entitled under any then-effective Chiron severance plan. Effective May 16, 2003, Mr. Sulat resigned from Chiron.

        In August 2002, Chiron entered into an agreement with Dr. Jack Goldstein, Vice President; President, Chiron Blood Testing, effective September 3, 2002. The terms of Dr. Goldstein's agreement include: (i) a base salary of $400,000 per year; and (ii) participation in Chiron's annual incentive plan under which he is entitled to receive an annual cash bonus equal to 60% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 120% if performance substantially exceeds the targeted level; (iii) a grant of options to purchase 200,000 shares of Chiron's common stock under Chiron's Stock Plan, as to which 50,000 shares vested on the first anniversary of Dr. Goldstein's employment with Chiron and the remaining 150,000 shares vest ratably monthly thereafter for 36 months; (iv) eligibility to receive annual grants of stock options under Chiron's executive long-term incentive plan based upon individual, function and corporate performance; (v) eligibility to receive annual grants of stock options under Chiron's Stock Plan. Dr. Goldstein's agreement also provided for an upfront payment of $150,000, associated with temporary living arrangements for up to one year from his date of hire, of which amount Dr. Goldstein would have been required to repay $12,500 for each month or part of month less than 12 months worked, if he left Chiron voluntarily within one year of his hire date. In lieu of reimbursement for relocation expenses, Chiron provided Dr. Goldstein a lump-sum payment of $428,878 in 2003. The agreement also provides that Dr. Goldstein is covered by Chiron's executive change in control severance benefit plan, which provides that if Dr. Goldstein's employment with Chiron is terminated involuntarily by Chiron without cause or by him for good reason within 24 months following a change in control, he will be eligible to receive a minimum lump sum severance payment equal to the sum of: (i) two times his base salary; (ii) two times his highest target bonus established for the year immediately preceding the change in control; and (iii) his unpaid base salary and any earned but unpaid bonus for the year in which the termination occurs. (Novartis' purchase of up to 79% of Chiron's common stock does not constitute a change in control for purposes of this severance benefit). Dr. Goldstein was reimbursed for financial/tax planning services in 2003.

        In August 2001, Chiron entered into an agreement with Mr. Craig A. Wheeler, Vice President; President of Chiron BioPharmaceuticals, the terms of which include: (i) a base salary of $435,000 per year; (ii) participation in Chiron's annual incentive plan under which he is entitled to receive an annual cash bonus equal to 60% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 120% if performance substantially exceeds the targeted level; (iii) a signing award of $85,000; (iv) a grant of options to purchase 200,000 shares of Chiron's common stock under Chiron's Stock Plan, as to which 50,000 shares vested on the first anniversary of Mr. Wheeler's employment with Chiron and the remaining 150,000 shares vest ratably monthly thereafter for 36 months; (v) a grant of options to purchase 23,000 shares of Chiron's common stock under Chiron's annual incentive plan based upon individual, function and corporate performance; (vi) eligibility to receive annual grants of stock options under Chiron's Stock Plan; and (vii) a grant of 9,581 restricted share rights with respect to Chiron's common stock, which rights vest fully over a four-year period at a rate of 25% on each anniversary of his employment. The agreement provides that Mr. Wheeler is covered by Chiron's executive change in control severance benefit plan, which provides that if Mr. Wheeler's employment with Chiron is terminated involuntarily by Chiron without cause or by him for good reason within 24 months following a change in control, he will be eligible to receive a minimum lump sum severance payment equal to the sum of: (i) two times his base salary; (ii) two times his highest target bonus established for the year immediately preceding the change in control; and (iii) his unpaid base salary and any earned but unpaid bonus for the year in which the termination occurs. (Novartis' purchase of up to 79% of Chiron's common stock does not constitute a change in control for purposes of this severance benefit). Mr. Wheeler was reimbursed for financial/tax planning services in 2003. Under the terms of the agreement, Chiron also agreed to provide to Mr. Wheeler a non-interest bearing loan in the principal amount of $750,000 to purchase a residence, which under the terms of the proposed loan would have been forgivable after seven years, provided Mr. Wheeler remained employed by Chiron. If Mr. Wheeler qualified for benefits under Chiron's executive change in control severance plan, any amounts outstanding under the loan would be forgiven. In August 2003, Chiron and Mr. Wheeler agreed to make the following payments to Mr. Wheeler in lieu of the $750,000 interest-free forgivable loan. On the earlier of September 1, 2003, or the date on which Mr. Wheeler finds a home in the San Francisco Bay area, Chiron agreed to pay to Mr. Wheeler $400,000. Subsequent payments, each in the amount of $250,000, would be made on September 1, 2004, September 1, 2005 and September 1, 2006, respectively, provided that Mr. Wheeler remains employed by Chiron and has not been terminated for cause.

        Supplemental Pension and Other Benefit Agreements.    Chiron has entered into supplemental pension and life insurance agreements with Mr. William G. Green, Senior Vice President, General Counsel and Secretary, and Dr. William J. Rutter, a director and Chairman Emeritus, who resigned from the Chiron Board effective December 1, 2003.

        Mr. Green's supplemental pension agreement is a monthly benefit for life beginning at age 60. The benefit is based on an initial contribution of $110,000, plus an annual contribution for each year of service until Mr. Green reaches age 60, such that the annual contribution, when added to the maximum employee and Company matching contribution under the Company's 401(k) Plan and any future retirement benefit, will total $20,000. This amount will be increased by an assumed seven percent interest rate compounded annually. Taking into account certain assumptions about Internal Revenue Code limitations, and assuming Mr. Green makes the maximum 401(k) contribution under the Chiron 401(k) Plan and receives the maximum matching contribution each year, the actuarial equivalent of Mr. Green's benefit at age 65 would be $48,921 annually for life.

        In September 1990, Chiron entered into an agreement with Mr. Green that provides that Chiron will maintain life insurance for him in the amount of $500,000 and that, if Mr. Green's contributions or premiums associated with health, dental and accidental death and dismemberment insurance exceed $4,500 in any year, Chiron would pay the excess.

        In 1989, Chiron entered into a supplemental benefits agreement with former director, Dr. Rutter, under which Chiron agreed to pay Dr. Rutter a supplemental retirement benefit, up to an amount of $10,000 in any twelve-month period, for any University of California pension benefits he lost by reason of his change in status with the University from full-time to part-time. In 1996, under the terms of the 1989 agreement, Chiron paid Dr. Rutter $72,496, including interest, for the years 1991 through 1996, and in each year after 1996 Chiron paid Dr. Rutter $10,000. Chiron will continue to pay Dr. Rutter $10,000 per year during his lifetime.

        In addition, Mr. John A. Lambert's employment agreement provides that Chiron make a special pension contribution of 30,000 United Kingdom pounds sterling each year to Mr. Lambert. In 2003, Chiron contributed $53,358, using the exchange rate of $1.7786 per pound at December 31, 2003.

        Change in Control Arrangements.    Chiron's Board of Directors adopted a change in control severance plan for its executive officers in 2001. Novartis also approved this plan. The plan provides that a participant may receive certain severance benefits if there is a change in control of Chiron (as described below), and within 24 months after that event the participant: (i) is terminated for reasons other than cause, death or disability, or (ii) voluntarily terminates for "good reason" (as described below). The plan provides for three levels of coverage based on the executive officer's position with Chiron. The plan provides the following change in control severance benefits for the named executive officers: (a) two times base salary and bonus (except for Mr. Lance and Mr. Pien for whom the severance benefits are three times base salary and bonus pursuant to their respective employment agreements); (b) payment of any unpaid salary and bonus earned before the year of the termination plus a pro-rata amount of the participant's target bonus during the year of the termination; (c) vesting of long-term incentive awards pursuant to the terms of the plan under which they were granted; and (d) continuation of health, life and accidental death and dismemberment, and disability insurance for two years after the date of the participant's termination (three years for Mr. Lance and Mr. Pien pursuant to their respective employment agreements).

        In the event of a merger, a sale of all or substantially all of the assets of Chiron, or a reorganization, or liquidation, each of the outstanding awards held by the executive officers will automatically accelerate unless assumed or continued in effect by the successor entity. In addition, awards held by an executive officer which are not accelerated upon a change in control (as defined below) will immediately accelerate in full upon a "qualifying termination" of the holder's employment within 24 months (12 months for Performance Options) following a change in control.

        "Qualifying termination" means (i) an involuntary termination of the executive officer's employment for reasons other than cause, death or disability or (ii) a voluntary termination by the executive officer for good reason pursuant to a written notice of termination; provided that, if the executive officer is requested to remain an employee for a period ending no later than six months following the date of the change in control (the "transition employment period") with compensation and benefits equal to or greater than his or her compensation and benefits immediately before the qualifying termination (or, if more favorable to the executive officer, immediately before the change in control), the executive officer will not be deemed to have a qualifying termination unless he or she remains employed throughout the transition employment period or his or her employment terminates earlier due to death, disability or involuntary termination by the successor entity for reason(s) other than cause.

        "Change in control" generally includes any one or more of the following: (i) the third party acquisition of more than 30% of the combined voting power of all securities of Chiron; (ii) the failure during any consecutive two-year period of individuals who were either directors at the beginning of the period, or whose election or nomination was approved by a two-thirds vote of the directors who were directors at the beginning of the period or previously so approved, to constitute a majority of Chiron's Board of Directors; or (iii) stockholder approval of a definitive agreement to sell or otherwise dispose of all or substantially all of Chiron's assets, or adopt a plan for liquidation. However, an acquisition of additional shares of Chiron's common stock by Novartis, where Novartis or its successor remains subject to the terms of the Governance Agreement, would not be deemed a change in control so long as Novartis' or its successor's company stock holdings represent 79% or less of all of Chiron's securities.

        "Good reason" generally includes assignment of the named executive officer to duties materially inconsistent with his prior duties or a material reduction in his duties; relocation of the named executive officer's business location to 50 miles further away; a material reduction in the named executive officer's base salary or bonus opportunity or a material reduction in the level of participation in any of Chiron's incentive compensation plans, employee benefit or retirement plans; and Chiron's failure to obtain satisfactory agreement from any successor corporation to assume the agreement. Reductions in the levels of participation in any of the plans would not be deemed good reason if the named executive officer's reduced level of participation remains substantially consistent with the average level of participation of other similarly situated employees.

        Other Executive Officer Severance Arrangements.    In December 2003, Chiron's Board of Directors adopted a severance plan for its U.S. based executive officers, excluding the Chairman, the President and Chief Executive Officer and executives who may be covered under other severance arrangements or by an employment agreement, unless as determined otherwise by Chiron. All of the named executive officers, except Seán Lance, as Chairman, Howard Pien, as President and Chief Executive Officer, and John Lambert, who is employed by Chiron's U.K and Italian subsidiaries, are covered by this plan. This plan provides a single level of coverage for all executives who, as a result of workforce reduction or job elimination, lose their positions with Chiron or any of its subsidiaries. The severance benefit is equal to six weeks base salary and target bonus under Chiron's annual incentive plan per year of service with a minimum payment of 26 weeks and a maximum payment of 104 weeks severance, plus various insurance coverage.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee members during fiscal year 2003 were: Dr. Breu, Mr. Bryson, Mr. Fredericks, who succeeded Mr. Coleman effective May 2003, and Dr. Strijkert. Dr. Breu is also the Chief Financial Officer of Novartis and serves on the Executive Committee of Novartis. No other executive officer or other director of Novartis served on Chiron's Compensation Committee. Chiron has an alliance with, and has entered into a series of arrangements with, Novartis. In 2003, Novartis guaranteed $100.0 million under a U.S. credit facility for Chiron's benefit for which there were no borrowings outstanding at December 31, 2003, and $173.3 million of Chiron's lease commitments. Please read the section entitled "Certain Relationships and Related Transactions" for a description of Chiron's relationship with Novartis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee determines the compensation of Chiron's executive officers. All members of the Compensation Committee during 2003 were non-employee directors. As required by the SEC rules, this Compensation Committee Report describes the Compensation Committee's compensation policies applicable to Chiron's executive officers (including the named executive officers), including the relationship of corporate performance to executive compensation. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee Charter is posted on our website at www.chiron.com/investors/governance.

        Compensation Philosophy.    Chiron's executive compensation programs seek to accomplish several major goals:

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  To align the interests of executive officers with the long-term interests of stockholders through participation in long-term, equity-based incentive compensation programs, principally stock options;

  •
  To motivate executives to achieve important business and individual performance objectives and to reward them when such objectives are met; and

  •
  To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in similar companies.

        Chiron, from time to time, employs independent compensation consulting firms to evaluate Chiron's executive compensation programs. These firms have provided the Compensation Committee with survey data using analyses of benchmark positions from selected companies, or a group of companies, with whom Chiron competes for the recruitment and retention of executive personnel. The survey group information includes comparative data regarding base annual salaries, annual variable cash compensation, and long-term, equity-based incentives.

        The Compensation Committee believes that total annual cash compensation should be competitive and that a significant portion of cash compensation should be "at risk". Base salaries for executive officers are targeted generally at the 60th percentile of the market, generally as determined by reference to survey group information and the advice of compensation consultants. Annual variable cash compensation awards are used to provide the potential to bring total cash compensation substantially over the 50th percentile of the market, based on individual, business unit and overall company performance. The survey group information serves as a general reference for the Compensation Committee. However, because of many factors, including the inherent lack of comparability between any individual officer's responsibilities, performance, and value to Chiron and the average information from the survey group, no element of any executive officer's compensation is determined solely or principally by reference to the survey group information.

        The Compensation Committee believes that stock option and other equity incentives awarded under the Stock Plan serve to align the long-term interests of Chiron's executive officers with the interests of its stockholders and contribute importantly to the recruitment and retention of executive personnel. Stock options generally are granted upon initial employment and annually thereafter with exercise prices equal to the prevailing market price at date of grant. Stock option grants generally become exercisable or "vest" in increments over four years, so long as service of the executive officer with Chiron continues. The Compensation Committee links its long-term, equity-based incentive compensation to company performance and has recommended, and the Board has approved, submission of the Stock Plan for stockholder approval to further that objective. Chiron also has granted restricted share rights to employees in highly valued positions as targeted retention incentives. Restricted share rights consist of the right to receive shares of Chiron's common stock, subject to continued employment with Chiron. In determining the size of stock option grants, the Committee does not consider long-term, equity-based awards previously granted, whether vested or unvested, or the aggregate number of outstanding stock options held by the recipients.

        In 2000, Chiron adopted the Executive Long-Term Incentive Program ("LTIP") that falls under Chiron's Stock Plan. Under the program, the Compensation Committee granted performance options ("Performance Options") to certain key executives, including the named executive officers. These Performance Options generally vest after seven years of service with Chiron or upon earlier achievement of specified performance objectives. The objectives applicable to the options awarded in 2003 are the extent to which Chiron Total Shareholder Return (TSR) over the next three years, measured principally by stock price, exceeds that attained by an index of competitor biotechnology and pharmaceutical companies, or the Benchmark Index 1. The program is designed to provide aggregate long-term incentive compensation at the 75th percentile of the market for such compensation as reflected by the survey group information, assuming the achievement of Chiron TSR in excess of 125%

of the Benchmark Index over a three-year period. In December 2003, this Plan was terminated. To date, Chiron has not granted any Performance Options to our executive officers in 2004.

1
The Benchmark Index is composed of 75% of S&P Health Care Index and 25% AMEX Biotechnology Index, and is used by the Board in establishing Chiron's performance metric objectives and the Measurement Standards under the Governance Agreement with Novartis. These two indices are shown on the Stock Performance Graph below.

        In December 2003, the Committee reinforced further its focus on ensuring executive officer alignment with stockholder interests by adopting ownership guidelines for Chiron's Executive Committee, an operating committee composed of the Chief Executive Officer and certain other executive officers. Target ownership levels were set at five times annual base salary for the Chief Executive Officer and three times annual base salary for the other executive officers. These ownership guidelines are expected to be met over time by the covered officers through retention of a portion of shares exercised or earned through the company's long-term equity programs in addition to any outright purchases or other acquisitions.

        Compensation Committee Procedures and Performance Considerations.    In February of each year, the Compensation Committee meets to consider Chiron's performance, including the Measurement Standards under the company's Governance Agreement with Novartis (which are composed of relative total stockholder return, earnings and revenue growth, and innovation milestones), and the performance of each executive officer for the prior year. For 2003, the Committee met on February 10 and 13, 2004 and reviewed the methodology used by senior management to assess such performance and to formulate recommendations for the compensation of all officers, including the named executive officers. The Committee also sought input from other non-employee directors regarding the overall performance of Chiron and its business units and the performance of Mr. Lance, former President and Chief Executive Officer, and Mr. Pien, our current President and Chief Executive Officer. At those meetings, based upon the compensation philosophy as described above, the Compensation Committee approved the base salaries for 2004, the variable cash compensation for performance in 2003 and the award of stock options with respect to all executive officers. A similar meeting occurred in February 2003 to review the performance of Chiron and the executive officers in 2002 and to determine each executive officer's base salary for 2003.

        Chief Executive Officer Compensation.    Mr. Lance served as President and Chief Executive Officer of Chiron from May 1, 1998 until March 31, 2003, when Howard H. Pien joined Chiron as President and Chief Executive Officer on April 1, 2003. Mr. Lance also has served as Chairman of the Board of Chiron from May 1999 to date, succeeding Dr. William J. Rutter in that capacity. In September 2003, Chiron announced that Mr. Lance intends to retire from active service with the company and its Board of Directors following the Annual Meeting. The Board of Directors has determined that it will elect Mr. Pien as Chairman at that same meeting. Following that meeting, Mr. Pien is expected to serve as Chiron's Chairman, President and Chief Executive Officer. The initial compensation, including base salary, eligibility for annual variable cash compensation and stock options, for both Mr. Lance and Mr. Pien, were negotiated when each person was recruited by Chiron and are reflected in each of their employment agreements. See "Compensation of Directors and Executive Officers—Employment, Supplemental Pension and Other Benefit Agreements; Change in Control Arrangements; Other Executive Officer Severance Arrangements".

        On February 13, 2004, the Committee approved for each of Mr. Lance and Mr. Pien a variable cash compensation award of $850,000.00. The Committee determined the variable cash compensation for both Mr. Lance and Mr. Pien based principally upon Chiron's overall performance in 2003, based in part upon the Board's conclusion that Chiron had satisfied the Measurement Standards for 2003. The Compensation Committee also awarded stock options to Mr. Pien in the amount set forth in footnote 1 to the table entitled "Stock Option Grants in Last Fiscal Year", above. The award was based on, among other things, the Committee's subjective assessment of his performance and impact upon company performance in 2003, and the extent to which his performance in the future is expected to create value for Chiron's stockholders.

        Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to each of the former president and chief executive officer, current president and chief executive officer, and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain options and performance-based compensation. The Compensation Committee uses stock options, performance units and performance stock options that qualify for the performance-based exception to the Section 162(m) deduction limits. However, because the net cost of compensation, including its deductibility, is weighed by the Compensation Committee against many other factors in determining executive compensation, the Committee may determine that it is appropriate and in the best interests of Chiron to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise. For example, the Compensation Committee elected not to grant awards of variable cash compensation for 2002 or 2003 in a manner that qualifies for the performance-based exception to Section 162(m), because it felt that the variable cash compensation of all officers should be administered consistently, using Chiron's performance metrics to measure corporate and business unit performance. While these performance metrics generally are quantitative measures of performance, they include subjective innovation milestones that do not qualify for the performance-based exception to Section 162(m).

        This report is submitted by the Compensation Committee.

                      COMPENSATION COMMITTEE
                      Vaughn D. Bryson,                       Chairman
                      Raymund Breu
                      J. Richard Fredericks
                      Pieter J. Strijkert

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors of Chiron Corporation is comprised solely of independent directors as defined by the listing standards of the NASDAQ National Market System: Lewis W. Coleman (Chair), Pierre E. Douaze and Denise M. O'Leary, and it operates under a written charter adopted by the Board of Directors, as amended and restated on February 21, 2003. Effective February 13, 2004, the Board appointed Ms. O'Leary as Chair of the Committee, succeeding Mr. Coleman, who will remain a member of the Committee. Mr. Douaze serves as a director pursuant to designation by Novartis as an investor director, as that term is defined in the Governance Agreement between Chiron and Novartis. Mr. Douaze has confirmed to the Board that he has no understanding or arrangement with Novartis regarding his exercise of independent judgment as a director. On that basis, among other things, the Board has determined that Mr. Douaze is an independent director, qualified to serve on the Audit Committee. The composition of the Audit Committee, the attributes of its members and the duties and responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with all applicable requirements for audit committees of public companies.

        As described more fully in the Charter, the purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for general oversight of the quality and integrity of the accounting, auditing and reporting practices of Chiron and its subsidiaries. The Audit Committee Charter is available on our website at www.chiron.com/investors/governance. Chiron management is responsible for the preparation, presentation and integrity of the company's consolidated financial statements, and for the company's accounting and financial reporting principles, disclosure controls and procedures, and internal controls and procedures, all of which are designed by management to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the company's independent auditors, are responsible for auditing Chiron's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In connection with these responsibilities, the Audit Committee met with management and Ernst & Young to review and discuss the December 31, 2003 consolidated financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) from the independent auditors, and discussed with them that firm's independence. See "Relationship with Independent Auditors" for a description of the fees billed and services rendered by Ernst & Young during the year ended December 31, 2003. The Committee determined that the services provided by and fees paid to the independent auditors were compatible with the conclusion that Ernst & Young is independent of the company.

        Based on the Committee's discussions with management and the independent auditors, and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in Chiron's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission.

        This report is submitted by the Audit Committee.

                      AUDIT COMMITTEE
                      Denise M. O'Leary,                       Chair
                      Pierre E. Douaze
                      Lewis W. Coleman

STOCK PERFORMANCE GRAPH

        This graph shows Chiron's cumulative total stockholder return during the last five fiscal years ended December 31, 2003. This graph also shows the cumulative total returns of the Standard & Poor's Health Care Composite Index ("S&P Health Care"), the AMEX Biotechnology Index ("Amex Biotech") and the Standard & Poor's 500 Index ("S&P 500"). The comparison assumes an initial value of $100 invested on December 31, 1998, in Chiron's common stock and in each of the indices shown, and assumes that all of the dividends were reinvested by the companies included in the indices. The bold line on the graph shows the value of an initial investment of $100 in Chiron's common stock over the five year period.

        The comparisons in this graph are not intended to forecast or indicate possible future performance of Chiron's common stock.

Year End	Chiron Stock	Normalized Chiron Stock	Normalized S & P Health Care	Normalized Amex Biotechnology	Normalized S & P 500
1998	26.19	100	100	100	100
1999	42.38	162	89	211	121
2000	44.50	170	122	343	110
2001	43.84	167	108	314	97
2002	37.60	144	88	183	76
2003	56.98	218	101	265	97

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Novartis AG

        Chiron has an alliance with Novartis, a global life sciences company headquartered in Basel, Switzerland. Through a series of transactions that became effective in January 1995, Novartis acquired shares of Chiron's common stock, which, when combined with shares already held by Novartis, represented 49.9% of the then-outstanding common stock of Chiron. Chiron, in turn, acquired from Novartis all of the capital stock of Chiron Diagnostics Corporation (formerly Ciba Corning Diagnostics Corp.) and Chiron Vaccines Company and Chiron S.p.A. (formerly The Biocine Company and Biocine S.p.A.). As a result of dilution stemming primarily from the issuance of common stock under Chiron's employee stock option and stock purchase plans, and in connection with certain acquisitions, as of February 2, 2004, Novartis held approximately 42% of Chiron's outstanding common stock.

        Chiron's relationship with Novartis includes a series of arrangements which affect Chiron's corporate governance, investment policies, research, development, manufacturing and marketing. Chiron and Novartis continue to work together on an arm's-length basis while remaining independent to pursue their respective corporate strategies. In connection with those transactions, Chiron and Novartis entered into certain agreements which are described below.

  The Governance Agreement.

        Standstill.    Under the Governance Agreement, Novartis has agreed not to increase its ownership interest in Chiron above 55% unless:

  (i)
  a majority of the independent directors, as defined in the Governance Agreement, of Chiron's Board approve acquisition of additional equity securities, in which case Novartis may increase its ownership interest up to 79.9%;

  (ii)
  the increase in Novartis' ownership interest is the result of an action by Chiron (such as the re-purchase of outstanding common stock or the sale of common stock to Novartis or its affiliates); or

  (iii)
  the acquisition is part of a "buy-out transaction", in which Novartis acquires all of Chiron's outstanding capital stock in accordance with certain procedures described in the Governance Agreement.

        Pursuant to the Governance Agreement, Novartis has the right, but not the obligation, to propose a buy-out transaction. Neither Novartis nor Chiron have any "put" or "call" options that would obligate either party to enter into a buy-out transaction. If Novartis proposes a buy-out transaction, it must offer to buy all of Chiron's outstanding equity securities at a price based upon a "third party sale value" (i.e., the value that an unaffiliated third party would be expected to pay to purchase all of Chiron's equity securities in an arm's-length transaction negotiated by a willing seller and a willing buyer).

        If Novartis proposes a buy-out transaction, the independent directors, acting solely on behalf of Chiron's stockholders other than Novartis, would consider the proposal, and with approval of a majority of independent directors, may accept it subject to stockholder approval. If the independent directors do not accept the proposal, Novartis may request binding arbitration to determine the third party sale value. The independent directors may delay the arbitration for a period of up to one year under certain circumstances. Upon determination of the third party sale value by arbitration, Novartis may either proceed with the proposed buy-out transaction at the third party sale value determined by arbitration or withdraw its proposed buy-out transaction in accordance with terms set forth in the Governance Agreement. If Novartis withdraws its proposed buy-out transaction following the determination of third party sale value by arbitration, Novartis cannot withdraw any subsequent proposal that results in a second arbitration to determine the third party sale value of Chiron.

        Proxy Solicitations and Voting Trusts.    The Governance Agreement further provides that unless and until Novartis and its affiliates own all of Chiron's capital stock, they will not solicit proxies or initiate or encourage shareholders to initiate proposals, nor will they encourage any persons with respect to the voting of equity securities of Chiron or enter into any voting trust or similar arrangement to vote any of Chiron's equity securities.

        Anti-dilution Provisions.    Under the Governance Agreement, if Chiron's Board of Directors authorizes the issuance of any equity securities, Novartis, with certain exceptions, has the right to purchase a portion of the securities sufficient to preserve its ownership interest in Chiron. If Novartis elects to do so, Novartis must purchase the securities at the same time and on the same terms and conditions as the new securities are issued and sold to third parties. If the securities are issued for consideration other than cash, Novartis is required to pay the fair market value of the securities (as determined in accordance with the Governance Agreement).

        Certain Corporate Transactions.    The Governance Agreement provides that as long as Novartis owns at least 40% of Chiron's outstanding voting stock, Chiron may not engage in certain corporate transactions without Novartis' approval. These transactions generally include significant debt or equity issuances, debt or equity repurchases, most mergers and acquisitions, the payment of cash dividends, amendments to Chiron's Restated Certificate of Incorporation or Bylaws, and other transactions that might adversely impact the rights of Novartis, or discriminate against Novartis, as a Chiron stockholder. In addition, a majority of the directors of Chiron's Board who have been designated by Novartis must approve certain other corporate transactions as described in the Governance Agreement.

        Transactions Between Chiron and Novartis.    In addition, under the Governance Agreement, a majority of the independent directors or holders of a majority of Chiron's voting stock which is held by unaffiliated stockholders, must approve any contract, agreement or transaction with Novartis in which the amount involved exceeds $60,000.

        Nomination of Directors and Voting of Shares.    Under the Governance Agreement, the Nominating and Corporate Governance Committee of Chiron's Board is responsible, among other things, for recommending the nomination of directors. The Nominating and Corporate Governance Committee must nominate three "management directors" who are employees of Chiron or any other director designated as such by the committee and three directors who have been designated for nomination by Novartis (known as "investor directors" pursuant to the Governance Agreement). The remaining directors are to be individuals who have not been an officer or employee of Chiron, any affiliate or associate of Chiron, or of an entity that derived five percent or more of its revenues or earnings in its most recent fiscal year from transactions involving Chiron, any affiliate or associate of Chiron, or who have not been affiliated, compensated by or consulted for or contracted with Chiron, Novartis or any of their respective affiliates (known as "independent directors" pursuant to the Governance Agreement). The number of directors whom Novartis may designate declines if Novartis' ownership interest in Chiron declines to less than 30%. On various dates in 2003, the Board amended its Bylaws to increase the total number of directors on Chiron's Board from ten to thirteen. Following the Annual Meeting of Stockholders in May 2003, the Board further amended Chiron's Bylaws to reduce the total number of directors on Chiron's Board from thirteen to eleven, and fixed the total number of directors at eleven in December 2003.

        For purposes of the Governance Agreement and with Novartis' consent, Dr. Rutter had been designated a management director and Chairman of the Board Emeritus and served on the Nominating Committee from February 2000 to March 2003, prior to the Board's designation of the committee as the Nominating and Corporate Governance Committee. In February 2000, Messrs. Douaze and Lance were also appointed to the committee. In March 2003, the Board approved the following, including an amendment to the Governance Agreement: (i) elimination of the former requirement under the Governance Agreement that the committee include a management director and to replace the management director with an additional independent director; (ii) change in the name of the committee to "Nominating and Corporate Governance Committee"; (iii) change in the composition of the committee by replacing Mr. Lance and Dr. Rutter with Mr. Bryson and Dr. Strijkert; and (iv) expansion of the authority of the committee to include assisting the Board with respect to responsibilities for oversight of corporate governance matters. Effective March 11, 2003, the composition of the committee was changed to include only directors who are independent directors, with the current members as: Dr. Breu, Mr. Bryson, Mr. Coleman, Mr. Douaze and Dr. Strijkert.

        The Governance Agreement further provides that as long as Novartis continues to own at least 40% of Chiron's outstanding capital stock, the Nominating and Corporate Governance Committee will be comprised of three independent directors and two investor directors; and if Novartis' percentage interest of Chiron's outstanding capital stock is less than 40%, the committee will be comprised of three independent directors and one investor director. A majority of the independent directors designate the independent directors who serve on the Nominating and Corporate Governance Committee, and a majority of the investor directors designate the investor directors who serve on the committee. A quorum of the Nominating and Corporate Governance Committee required for any action requires the attendance of at least two independent directors and both investor director members. The Nominating and Corporate Governance Committee acts by majority vote of the entire committee; provided, however, that as long as Novartis' percentage interest is at least 40%, no action to nominate a director may be taken by the committee that is opposed by both of the investor directors. Beginning in the year 2006, as long as Novartis owns at least 49% of Chiron's outstanding capital stock, the investor directors of the committee will have the deciding vote with respect to nomination of any directors, meaning the vote of the two investor directors will control over the vote of the independent directors.

        Strategic Planning Committee.    The Governance Agreement further provides that the Board will set and approve Measurement Standards to evaluate Chiron's performance for each fiscal year. If the applicable Measurement Standards are not met for any fiscal year, a committee comprised of the three investor directors, three independent directors and one management director will be created. That committee will be called the Strategic Planning Committee. The purpose of the committee will be to prepare and recommend to the Board a remedial plan intended to restore Chiron to compliance with the Measurement Standards. If Chiron does not meet the Measurement Standards for two consecutive fiscal years, the Strategic Planning Committee is empowered by the Board (until the applicable Measurement Standards are met for a full year) to set the compensation and terminate the employment of Chiron's executive officers. The Governance Agreement provides that the Strategic Planning Committee will act by the vote of a majority of its members. However, if the investor director members and the independent director members have a tie vote, the management director member will not be able to break that tie. Chiron has met the applicable Measurement Standards each year since 1995, so the Strategic Planning Committee has never been formed.

  The Investment Agreement.

        Bank Debt Guarantee.    Under the terms of the Investment Agreement, Novartis agreed to guarantee certain Chiron obligations under revolving credit facilities through January 1, 2008, the date on which the guarantee will expire. The principal amount of indebtedness under the guaranteed credit facilities outstanding at any one time may not exceed a specified cap. That cap is $402.5 million. The cap may be increased or decreased in certain circumstances that are described in the Investment Agreement, as amended. In November 1996, Chiron and Novartis agreed that Chiron could increase the maximum borrowing amount under the guaranteed credit facilities by up to $300.0 million. In exchange for this increase, the amount of Chiron's common stock required to be purchased by a Novartis affiliate, at Chiron's request, would be reduced by an equal amount. Chiron also agreed to enter into a separate agreement with Novartis for each obligation guaranteed by Novartis under which

Chiron agrees to reimburse Novartis for any payments made or out-of-pocket expenses incurred by Novartis in connection with the guarantee (each, a "Reimbursement Agreement"). Chiron's obligations under the Reimbursement Agreements are, at the request of Novartis, to be fully collateralized by collateral (which means guaranteed by assets pledged by Chiron) acceptable to Novartis. In 2003, Novartis guaranteed $100.0 million under a U.S. credit facility for Chiron's benefit for which there were no borrowings outstanding at December 31, 2003, and $173.3 million of Chiron's lease commitments.

        The Limited Liability Company Agreement (also known as the "R &D Funding Agreement").    The Investment Agreement also provided that Novartis would make certain research funding available to Chiron. Novartis' commitment was memorialized in the Limited Liability Company Agreement entered into between Chiron and Novartis in December 1995, or the "R &D Funding Agreement". The R&D Funding Agreement provided that Novartis would purchase interests in a limited liability company as a means of providing this funding. Although Novartis' agreement to purchase interests expired on December 31, 2001, there are certain royalty and co-promotion rights that remain.

        Under the R&D Funding Agreement, Novartis agreed to fund certain research and development projects (known as the "Funded Projects"). The Funded Projects include certain adult and pediatric vaccines, Insulin-Like Growth Factor-1, Factor VIII gene therapy ("Factor VIII") and Herpes Simplex Virus-thymidine kinase ("HSV-tk"). In exchange for providing the funding, Novartis has certain rights, as described below, in certain adult and pediatric vaccines, Insulin-Like Growth Factor-1, Factor VIII and HSV-tk (known as the "Products").

        In consideration of the funding provided by Novartis under the R&D Funding Agreement, Novartis receives royalties on worldwide sales from the Products, if any, which Chiron successfully develops. Novartis also has co-promotional rights, in countries other than in North America and Europe, for certain adult vaccines. Under the R&D Funding Agreement, Chiron is obligated to pay royalties on the designated Products for a minimum of ten years from the later of October 1, 2001 or the date of the first commercial sale of individual Products covered by the amended R&D Funding Agreement. For the year ended December 31, 2003, Chiron recorded royalties to Novartis of $2.4 million.

        The Cooperation and Collaboration Agreement.    Chiron also agreed to work with Novartis to collaborate in research and development, marketing and manufacturing, and to give each party access to the other party's technology and reciprocal "most-favored nation" rights for certain licenses. The agreement provides a means by which Chiron or Novartis may specifically propose to collaborate with the other party in an area of research and development, yet retain a 90-day right of first negotiation with respect to that area. Neither Chiron nor Novartis has the right to enter into any material research and development collaboration related to Chiron's strategic mission with any third party if it is anticipated that the third party's only contribution to the collaboration will be funding, unless Chiron or Novartis has first offered to the other party an opportunity to collaborate on the same terms as offered by that third party. The restrictions do not apply to collaborations that are not funded commercially, such as grants, or financing arrangements with third parties where the third party receives a return on the financed amount. Also, under the Cooperation and Collaboration Agreement, Novartis and Chiron have: (i) a reciprocal right of first refusal to market certain products developed by the other party or which the other party has the right to market, and (ii) a reciprocal right of first negotiation to manufacture certain products developed by the other party or which the other party has the right to manufacture.

        Market Price Option Agreement.    Under this agreement, Chiron granted to an affiliate of Novartis an option to purchase newly issued shares of equity securities directly from Chiron at fair market value. Under the terms of this agreement, known as the Market Price Option Agreement, Novartis has the right to purchase from Chiron shares of newly issued common stock, but not to exceed at any time an amount, which when added to other shares held directly or indirectly by Novartis, would increase Novartis' aggregate ownership above 55% of Chiron's then outstanding common stock. Novartis may exercise this option at any time. Novartis also may exercise the option repeatedly, with a minimum purchase equal to $1 million each time. Novartis may not exercise the option if it owns shares representing less than 30% of the aggregate number of votes entitled to be voted at an election of directors of Chiron. In addition, one of the following "exercise conditions" must be satisfied: (i) Novartis is restricted by law from purchasing equity securities from any person other than Chiron (including any restriction resulting from Novartis' possession of non-public material information concerning Chiron); (ii) there is insufficient liquidity in the open market to permit Novartis to purchase the number of shares it desires, either within the time period it desires or without unduly affecting the price of the shares; or (iii) Novartis' ownership interest in Chiron at that time is below 50% and it wishes (and is permitted under then applicable standstill provisions of the Governance Agreement) to increase its ownership interest to above 50% (although if this is the only exercise condition that is satisfied, Novartis is not permitted to purchase shares that would increase its ownership interest above 51%).

        Subscription Agreement.    Under a Subscription Agreement with Novartis, Chiron has the right to require Novartis to purchase common stock directly from Chiron at fair market value, up to a maximum subscription amount. Currently, the maximum subscription amount is $500.0 million. The subscription amount will be reduced in certain circumstances, as described in the Subscription Agreement. Novartis' obligation to purchase the shares is subject to the satisfaction of certain closing conditions described in the Subscription Agreement. Novartis has not purchased any securities from Chiron pursuant to the Market Price Option Agreement or the Subscription Agreement.

        Cash Payments to Certain Stock Option Holders.    Under the Investment Agreement, individuals who on November 20, 1994 held options under Chiron's Stock Plan were granted the right to receive certain cash payments from Novartis. Payments are calculated on the spread between $29.25 and the exercise price of the option, and are payable on a fraction (37.33%) of the options which vest each year. The right to receive payment from Novartis vests as the underlying options vest. Once vested, the right is exercisable at any time the option is outstanding. For options that vested during 1995, the optionees received the cash payment and were not required to surrender the underlying options. For options that vest before or after 1995, the optionee must surrender the corresponding fraction (37.33%) of the underlying options to receive the payment. If any of the cash payments to executive officers, either alone or when aggregated with other compensation, total a certain amount, they may be characterized as "excess parachute payments". Excess parachute payments are defined under Section 280G of the Internal Revenue Code and/or the officers receiving the payments would be subject to a tax under Section 4999 of the Internal Revenue Code. Under those circumstances, Chiron must pay the officers additional amounts as are needed to assure that the net after-tax amount realized by the officers would be the same as if this additional tax were not imposed. In 2003, Novartis made no payments to eligible option holders in connection with the surrender for cancellation of such options. As of December 31, 2003, there were no outstanding options under this program.

        Other Arrangements with Novartis.    Chiron and Novartis have entered into other product development and other arrangements, directly and through affiliates. In April 2003, Chiron acquired exclusive worldwide development and commercial rights from Novartis for aerosolized cyclosporine (ACsA), a therapy under evaluation for treatment of acute rejections in lung transplant recipients, for $0.5 million, which was expensed as research and development costs in 2003. No other such arrangements, either individually or in the aggregate, were material to Chiron during 2003.

Loans to Executive Officers

        In June 1998, Chiron provided a loan of $1.0 million to Mr. Lance, Chairman of the Board and former President and Chief Executive Officer, to acquire a residence in San Francisco. The loan, which is non-interest bearing, is secured by a primary deed of trust on the property. Principal is payable in annual installments of $47,293 for a ten-year period, with the remaining balance due in full on June 22, 2008. As of the end of 2003, the amount outstanding on the loan to Mr. Lance was $763,534. During 2003, the largest aggregate amount outstanding on the loan was $810,827. Initially, the loan was to have borne interest at the applicable federal rate as defined in the Internal Revenue Code and would be forgiven over the period of Mr. Lance's service to Chiron at the rate of 0.83333% of the principal amount per month. In August 1998, the loan terms were amended, with the principal balance of approximately $527,068 payable at final maturity, and the provision for forgiveness of the loan eliminated. Chiron has agreed to pay to Mr. Lance a special annual bonus of $47,293 over the life of the loan.

iMetrikus License

        In January 1999, following the sale of Chiron's diagnostics businesses, Chiron discontinued its Informatics program and subsequently terminated the employees engaged in that project. The former employees subsequently organized a new company, iMetrikus. In June 1999, Chiron and iMetrikus entered into a license agreement pursuant to which Chiron granted to iMetrikus rights under certain Chiron patents and patent applications. As payment in full for such license, Chiron received shares representing approximately 15% of the common stock of iMetrikus. As of December 31, 2003, Chiron no longer held any shares in iMetrikus. Chiron was aware as it was negotiating this transaction that iMetrikus expected to receive financial support from one or more private investors, including Dr. William J. Rutter, a former Chiron director, who acquired, and continues to currently hold, a substantial minority interest in iMetrikus, and continues to serve on its Board, and Mr. Lewis W. Coleman, who also is a director on Chiron's Board, and resigned as a director of iMetrikus in December 2002.

Relationship with SynCo Bio Partners Holding B.V.

        In December 1999, Chiron B.V., a wholly-owned subsidiary of Chiron, sold its manufacturing facility and related machinery and equipment assets in Amsterdam, The Netherlands, to a newly-formed Dutch company, SynCo Bio Partners Holding B.V., or "SynCo", for $15.0 million in cash. The owner and Managing Director of SynCo is Dr. William J. Rutter, then a member and former Chairman of Chiron's Board. As part of the transaction, Chiron B.V. transferred 35 employees of its former manufacturing staff to SynCo. Chiron B.V. leases back certain office and warehouse space in this facility for certain operational and administrative services under a noncancelable operating lease which expires in December 2004. The rent and utilities was 1.2 million Euro ($1.3 million for the year ended December 31, 2003). At December 31, 2003, Chiron exercised its option to lease certain equipment under the same terms as the office and warehouse lease. For the year ended December 31, 2003, Chiron incurred expenses of approximately 0.04 million Euro ($0.04 million). At the option of SynCo, Chiron may provide various administrative services to SynCo. No such administrative services had been provided as of December 31, 2003.

        Under the lease, at the option of Chiron, SynCo also may provide various manufacturing and quality control services to Chiron. Chiron B.V. has entered into a pharmaceutical services agreement with SynCo Bio Partners B.V. Under that agreement, SynCo provides certain pharmaceutical services, such as quality control testing and release of product for sale and related quality assurance services, in support of the distribution, marketing and sale of Chiron's pharmaceutical products in Europe. These services are provided on an as-needed basis, against fixed hourly rates, ranging from $130 to $160 per hour. In July 2001, Chiron and SynCo entered into another agreement, to include the manufacture of certain vaccine components through January 1, 2004 upon Chiron's request. For the year ended December 31, 2003, Chiron paid approximately $2.5 million under the pharmaceutical services agreement and the manufacturing agreement.

        Effective June 2003, Chiron and SynCo B.V. executed a seven and a half-year contract manufacturing agreement. Under this agreement, SynCo agreed to provide services related to the production of certain of Chiron's vaccine products for the European and U.S. markets. Chiron has a firm binding order for products to be delivered by SynCo in 2004, 2005 and 2006 under this agreement. Chiron's minimum purchase obligation under this agreement, subject to adjustment depending on the quantities purchased by Chiron in years 2007 through 2010, inflation and movement in the Euro to U.S. Dollar exchange rate, is expected to be approximately $33.8 million over the term of the agreement.

        Simultaneously in June 2003, Chiron and SynCo B.V. executed an FDA compliance agreement. Under this agreement, Chiron will fund certain costs required to bring SynCo's Amsterdam manufacturing facility into compliance to support approval by the U.S. Food and Drug Administration to manufacture certain vaccine products for the U.S. market. Chiron's funding commitment under this agreement is expected to be approximately $10.9 million through the first quarter 2005, of which Chiron had paid 4.7 million Euro ($5.5 million) for the year ended December 31, 2003.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Chiron's executive officers, directors, and persons who own more than 10% of Chiron's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Chiron. The officers, directors and 10% stockholders are required by SEC regulations to furnish Chiron with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who failed to file on a timely basis reports that were due during the most recent fiscal year or, in certain cases, prior years. Based on our review of reports we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements were satisfied on a timely basis, except that Ms. Leone Patterson, Vice President, Controller, inadvertently failed to file within two business days a Form 4 in August 2003, reporting the disposition of securities by reason of the company's cancellation of certain restricted share rights in order to cover the tax liability associated with the vesting of certain other restricted share rights. Ms. Patterson subsequently filed the Form 4.

Stockholder Proposals—2005 Annual Meeting

        Stockholders are entitled to present proposals for action at an upcoming annual meeting if they comply with the requirements of the proxy rules and Chiron's Bylaws. Chiron carefully considers all proposals and suggestions from its stockholders. If you would like us to consider including a proposal in our proxy statement next year, you must send it to our principal executive offices located at 4560 Horton Street, Emeryville, California 94608 by December 2, 2004, by registered, certified or express mail.

        If you had a stockholder proposal that you wanted to be considered at this year's annual meeting of stockholders, we must have received it at our principal executive offices by November 30, 2003. Any proposal received after that date was considered untimely in accordance with Rule 14a-5(e)(2) of the proxy rules. Proxy holders will vote in their discretion with respect to any matter that comes before this year's annual meeting unless instructed otherwise.

No Incorporation By Reference

        In Chiron's filings with the SEC, information is sometimes "incorporated by reference". This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.

Other Business

        Chiron's Board of Directors is not currently aware of any other matters that may be presented by others for action at this year's annual meeting. Chiron's Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment in the best interest of Chiron. Discretionary authority to vote on other matters is included in the proxy.

Annual Report and Financial Statements

        You will find Chiron's audited consolidated financial statements and a listing of its subsidiaries and other required financial information in Chiron's Annual Report on Form 10-K for the year ended December 31, 2003, and Chiron's summary financial information covering that same year in Chiron's 2003 Annual Report to Stockholders. Both reports accompany this proxy statement and are available on Chiron's website at www.chiron.com/investors/shareholder.

BY ORDER OF THE BOARD OF DIRECTORS

William G. Green Senior Vice President, General Counsel and Secretary

April 5, 2004

Annex A

CHIRON 2004 STOCK COMPENSATION PLAN
(As Amended and Restated February 13, 2004)

I.     PURPOSES

        This Chiron 2004 Stock Compensation Plan, as amended and restated February 13, 2004, ("Plan"), formerly the Chiron 1991 Stock Option Plan, is intended to enable Chiron Corporation ("Corporation") to attract and retain the following individuals by offering them incentives and rewards, in the form of options, stock issuances, restricted shares, share rights, share units, stock appreciation rights (collectively, "awards") and purchase rights to purchase shares of the Corporation at periodic intervals through a purchase program, all of which will encourage them to acquire a proprietary interest in the Corporation, to continue in the service of the Corporation or its subsidiaries, and to provide incentive to build value for stockholders: (a) employees (including officers and directors) of the Corporation and its subsidiaries, (b) non-employee members of the Board of Directors of the Corporation ("Board"), and (c) consultants and independent contractors who perform valuable services for the Corporation and its subsidiaries. This restatement of the Plan shall become effective upon receipt of stockholder approval at the 2004 Annual Meeting, except as otherwise set forth herein.

II.    STRUCTURE OF THE PLAN

        (a)   The Plan shall be divided into three separate programs:

          (1)   The Discretionary Awards Program under which eligible individuals may, at the discretion of the Committee, be granted awards,

          (2)   The Automatic Awards Program under which non-employee members of the Board will automatically receive awards at designated intervals over their period of Board service, and

          (3)   The Purchase Program under which eligible employees may, at the discretion of the Committee, be provided with the opportunity to acquire stock in the Corporation through an employee stock purchase program, designed to qualify under Section 423 of the Internal Revenue Code (the "Code").

        (b)   The provisions of Sections IV and VIII shall apply only to the Discretionary Awards Program and the Automatic Awards Program. The provisions of Sections III, V, and X shall apply to all programs under the Plan.

III.  ADMINISTRATION

        The Plan will be administered by a committee or committees appointed by the Board and consisting of one or more members of the Board or a subcommittee or subcommittees thereof. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of award holders and different programs to different committees, subject to such limitations as the Board deems appropriate, and each committee may similarly delegate its responsibilities to one or more subcommittees. Members of a committee or subcommittee will serve for such term as the Board or committee may determine, and will be subject to removal by the Board at any time. The Board or a committee or subcommittee with authority to make awards hereunder may delegate such authority to an officer of the Corporation to the extent permitted by Delaware corporate law. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee or subcommittee or officer that has been delegated authority with respect to such matter.

        In determining the composition of any committee or subcommittee, the Board or committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16b-3 of the Securities and Exchange Commission with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") with respect to securities of the Corporation and (ii) Section 162(m) of the Code with respect to awards intended to qualify thereunder, but shall not be bound by such compliance.

        Each Committee will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of awards made under the Plan (which need not be identical). With regard to the Purchase Program, the Committee will have the full authority to interpret and construe any provision of the Purchase Program as it may deem necessary to comply with the requirements of Section 423 of the Code. Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

IV.    ELIGIBILITY FOR AWARDS

        (a)    DISCRETIONARY AWARDS PROGRAM.    From time to time the Committee may, in its discretion, select individuals from among the following categories to receive awards under the Plan:

          (1)    EMPLOYEES.    The Committee may select employees of the Corporation or its parent or subsidiaries (including officers, whether or not they are also members of the Board).

          (2)    CONSULTANTS AND INDEPENDENT CONTRACTORS.    The Committee may select consultants and independent contractors whose services tend to contribute materially to the success of the Corporation or a parent or subsidiary or whose services may reasonably be anticipated to so contribute.

          (3)    DIRECTORS.    The Committee may select non-employee members of the Board or the board of directors of a parent or subsidiary for discretionary awards under the Plan in addition to awards made to such non-employee Board members in accordance with the Automatic Awards Program under Section VII.

        (b)    AUTOMATIC AWARDS PROGRAM.    Members of the Board who are not employees of the Corporation or a subsidiary will receive awards in accordance with the Automatic Awards Program under Section VII.

V.     STOCK SUBJECT TO THE PLAN

        (a)    CLASS.    The stock subject to awards under the Plan is (i) the Corporation's authorized but unissued or reacquired Common Stock ("Common Stock"), or (ii) shares of one or more series of the Corporation's authorized but unissued or reacquired Restricted Common Stock, in the aggregate, "Company Stock." In connection with the grant of awards under the Plan or issuance of shares under the Purchase Program, the Corporation may repurchase shares in the open market or otherwise.

        (b)    AGGREGATE AMOUNT

          (1)    SHARES.    Subject to adjustment under Sections V(c) and V(b)(4), the aggregate maximum number of shares of Company Stock reserved for issuance over the term of the Plan shall not exceed 79,239,508 shares. Such reserve includes the reserve of up to 6,400,000 shares to be transferred from the 1997 Employee Stock Purchase Plan subject to approval by the shareholders at the 2004 Annual Meeting. Notwithstanding the foregoing, as of the first day of each fiscal year beginning after January 1, 2004, the aggregate number of shares of Company Stock that may be subject to awards and purchase rights under the Plan will be increased by the lesser of: 1% of the number of Chiron Common Equivalent Shares outstanding as of last day of the preceding fiscal year, or 3,000,000 shares, subject to adjustment under Section V(c). "Chiron Common Equivalent Shares" are the total number of outstanding shares of Common Stock plus the total number of shares of Common Stock issuable upon conversion or exercise of outstanding warrants, options and convertible securities. Of the total share reserve listed above, no more than 6,400,000 shares shall be available for issuance under the Purchase Program. Options of a company acquired by the Corporation that are assumed or substituted outside the terms of the Plan, including under the terms of a plan of the acquired company, shall not count against the share limit of the Plan.

          (2)    INDIVIDUAL LIMIT.    Subject to adjustment under Section V(c), the maximum number of shares of Company Stock with respect to which awards may be granted to any employee during the term of the Plan is 4,000,000 shares. Shares purchased by participants under the Purchase Program will not be counted against this limitation; however, the Committee, in its discretion, may impose separate limitations under the Purchase Program.

          (3)    RESTRICTED COMMON STOCK.    Shares of Restricted Common Stock may be issued under the Plan in one or more separate series. The rights, preferences and privileges, together with the restrictions and limitations and the number of shares, of each series of Restricted Common Stock issuable under the Plan will be set forth in the Corporation's Certificate of Determination of Preferences of Common Stock ("Certificate") as in effect from time to time during the term of the Plan. Shares of each series of Restricted Common Stock will be convertible or exchangeable into shares of Common Stock in accordance with the terms and provisions of the Certificate applicable to that series. In no event may more than 2,000,000 shares of Restricted Common Stock, whether in a single series or in multiple series be subject to awards under the Plan.

          (4)    REUSE OF SHARES.    If any outstanding option or stock appreciation right under this Plan is terminated or canceled for any reason before being exercised for the full number of shares to which it applies, then the shares allocable to the unexercised portion of such option or stock appreciation right will not be charged against the limitations of Section V(b)(1) and will become available for subsequent grants under the Plan. To the extent that a share right or share unit expires or is terminated, or is canceled or forfeited for any reason, any remaining shares allocable to the unpaid portion of such share right or share unit shall not be charged against the limitations of Section V(b)(1) and will become available again for subsequent grants under the Plan. Unvested shares issued under the Plan and subsequently cancelled, forfeited or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under Section V(b)(1). If the exercise price of an option under the Plan is paid with shares of Common Stock then the number of shares of Common Stock available for issuance under Section V(b)(1) shall be reduced by the net number of shares issued to the holder of the Option. However, if shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under Section V(b)(1) shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

        (c)    ADJUSTMENTS.    In the event any change is made to the Company Stock subject to the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration) then, unless such change results in the termination of all awards, the Committee will make appropriate adjustments to (i) the number and/or class of securities available under the Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each fiscal year pursuant to Section V(b)(1), (iii) the number and/or class of securities for which any one person may be granted awards during the term of the Plan, (iv) the maximum number and/or class of securities for which awards may be made to non-employee directors in any year, (v) the number and/or class of securities for which awards are to be made under automatic grants to non-employee directors, (vi) the number and/or class of securities and, where applicable, price per share of securities subject to outstanding awards and (vii) the number and class of securities available for issuance under the Purchase Program. Such adjustments are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits of awards and shall be final, binding and conclusive.

VI.   TERMS AND CONDITIONS OF DISCRETIONARY AWARDS PROGRAM

        (a)    NATURE OF AWARDS

          (1)    STOCK OPTIONS.    Discretionary stock options granted under the Plan may, in the Committee's discretion, be either incentive stock options ("Incentive Options") qualifying under Section 422 of the Code or nonstatutory options. Only individuals who are employees of the Corporation or its parents or subsidiaries (within the meaning of Section 424 of the Code) may be granted Incentive Options. Options will be evidenced by instruments in such form as the Committee may from time to time approve. These instruments will conform to the following terms and conditions and, in the discretion of the Committee, may contain such other terms, conditions and restrictions as are not inconsistent with the following:

            (i)    OPTION PRICE.    The option price per share will be fixed by the Committee, provided, however that in no event will the option price per share be less than eighty-five percent (85%) of the Fair Market Value of the option shares on the date of the option grant except as otherwise provided in Section VI(e) below; provided, further, that in no event will the option price per share of an Incentive Option be less than one hundred percent (100%) of the Fair Market Value of the option shares on the date of the option grant. However, the Committee may grant options with an option price per share less than eighty-five percent (85%) of the Fair Market Value of the option shares on the date of the option grant in substitution for the outstanding options of the acquired company in a merger, if such options are granted with an option price per share which preserves the option price of the outstanding options, as adjusted for the merger.

            (ii)    NUMBER OF SHARES, TERM AND EXERCISE TERMS.    Each option granted under the Plan will be exercisable on such date or dates, during such period, and for such number of shares of Company Stock as the Committee determines and sets forth in the instrument evidencing the option. No option granted under the Plan will have an expiration date that is more than 10 years after the date of the option grant, unless necessary to comply with, or take advantage of favorable taxation under, foreign or local law.

              (A)    EXERCISE.    After any option granted under the Plan becomes exercisable, it may be exercised by delivering notice in such form to such person as the Corporation may designate at any time prior to the termination of such option. The option price for the number of shares for which the option is exercised will become due and payable upon exercise.

              (B)    PAYMENT.    The option price will be payable in full in cash (including cash equivalents); provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or a combination of the following alternative forms:

                a.     payment in shares of Common Stock valued as of the exercise date and held for the requisite period, if any, to avoid a charge to the Corporation's earnings; or

                b.     to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions, in such form and pursuant to such procedures as the Corporation shall specify, to (a) a brokerage firm (specified by the Committee, if the Committee so determines) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus the minimum applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

            (iii)    TERMINATION OF SERVICES.    The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms and conditions of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Corporation or its subsidiaries. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

            (iv)    INCENTIVE OPTIONS.    Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms and conditions:

              (A)    DOLLAR LIMITATION.    To the extent that the aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares with respect to which options that are granted and that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Code), whether by reason of acceleration or otherwise, such options will not be treated as Incentive Options. In making such a determination, options will be taken into account in the order in which they were granted.

              (B)    10% STOCKHOLDER.    If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10% Stockholder"), then the following special provisions will apply to the option granted to such individual:

                a.     The option price per share of the stock subject to such Incentive Option will not be less than one hundred ten percent (110%) of the Fair Market Value of the option shares on the date of grant; and

                b.     The option will not have a term in excess of five (5) years from the date of grant.

              (C)    PARENT AND SUBSIDIARY.    For purposes of this Section VI(d), "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Code.

            (v)    INDEXED OPTIONS.    The Committee may grant indexed options which will have an initial exercise price equal to the Fair Market Value per share of Company Stock on the date of grant (the "Initial Price"). The Initial Price will be adjusted upward or downward as of the date of exercise of the indexed option by a percentage equal to the aggregate increase or decrease (expressed as a whole percentage point followed by three decimal places) in a benchmark determined by the Committee to be representative of the Corporation's peer group (including S&P 500 Health Care Index, the AMEX Biotechnology Index and the Merrill Lynch Biotech Basket HOLDR, among others as the Committee may determine) for the period beginning on the date of grant and ending on the trading day immediately preceding the date of exercise.

            (vi)    WITHHOLDING

              (A)    OBLIGATION.    The Corporation's obligation to deliver stock certificates upon the exercise of an option will be subject to the option holder's satisfaction of all applicable income and employment tax withholding requirements.

              (B)    PAYMENT.    In the event that an option holder is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of an option, the Committee may, in its discretion and subject to such limitations and rules as it may adopt, permit the option holder to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the option holder or by making an irrevocable election that a portion of the total value of the shares subject to the option be paid in the form of cash in lieu of the issuance of Company Stock, and that such cash payment be applied to the satisfaction of the withholding obligations.

          (2)    STOCK ISSUANCES.    The Committee may make direct stock issuances of fully vested shares of Company Stock under the Plan. The terms and conditions to which such stock issuances are subject shall be determined by the Committee and shall be evidenced by instruments in such form as the Committee may from time to time approve and may vary from grant to grant. The Committee shall have the discretion to determine the consideration to be received by the Corporation and its subsidiaries as a condition precedent to such issuances of stock.

          (3)    RESTRICTED SHARES.    A restricted share granted under the Plan shall consist of shares of Company Stock, the retention and transfer of which are subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Corporation) as the Committee shall determine. The terms, conditions and restrictions to which restricted shares are subject shall be evidenced by instruments in such form as the Committee may from time to time approve and may vary from grant to grant. The Committee shall have the discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of restricted shares.

          (4)    SHARE RIGHTS.    A share right granted under the Plan shall consist of the right, subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise), to receive a share of Company Stock (together with cash dividend equivalents if so determined by the Committee) as the Committee shall determine and shall be evidenced by instruments in such form as the Committee may from time to time approve. The Committee shall have the discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of shares pursuant to share rights. The terms, conditions and restrictions to which share rights are subject may vary from grant to grant.

          (5)    SHARE UNITS.    A share unit granted under the Plan shall consist of the right to receive an amount in cash equal to the Fair Market Value of one share of Company Stock on the date of valuation of the unit (together with cash dividend equivalents if so determined by the Committee) less such amount, if any, as the Committee shall specify. The date of valuation and payment of cash under a share unit and the conditions, if any, to which such payment will be subject (whether based on performance standards or periods of service or otherwise) shall be determined by the Committee. The terms, conditions and restrictions to which share units are subject may vary from grant to grant.

          (6)    STOCK APPRECIATION RIGHTS.    A stock appreciation right shall entitle the award holder to receive a payment in cash or shares of Common Stock equal to the appreciation, if any, of one share of Company Stock between the grant date of such stock appreciation right and the date of exercise of the stock appreciation right. For these purposes, appreciation is defined as the difference between (a) the Fair Market Value of a share of Company Stock on the date of exercise of the stock appreciation right and (b) the exercise price per stock appreciation right (or accompanying award). A stock appreciation right shall become exercisable during such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion. The terms of stock appreciation rights shall be set forth in a separate instrument or in an instrument governing another form of award, if such stock appreciation rights are granted in tandem with such other award.

        (b)    WITHHOLDING.    The Committee may require, or permit an award holder to elect, that a portion of the total value of the shares of Company Stock otherwise payable under an award be paid in the form of cash in lieu of the issuance of Company Stock and that such cash payment be applied to the satisfaction of the minimum income and employment tax withholding obligations that are imposed under such award.

        (c)    CASH PAYMENTS.    The Committee may provide award holders with an election to receive a percentage of the total value of the Company Stock subject to an award in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee shall specify.

        (d)    ELECTIVE AND TANDEM AWARDS.    The Committee may award stock issuances, restricted shares, share rights, share units and stock appreciation rights independently of other compensation or in lieu of compensation that would otherwise be paid in cash or another form of award, whether at the election of the potential award holder or otherwise. The number of shares, restricted shares, share rights, share units or stock appreciation rights to be awarded in lieu of any cash compensation amount or other awards shall be determined by the Committee in its sole discretion and need not be equal to such foregone compensation in Fair Market Value. In addition, restricted shares, share rights, share units and stock appreciation rights may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the Committee may specify.

        (e)    MODIFICATION OF AWARDS.    Subject to (f) below, the Committee may, in its sole discretion, modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding restricted share, share right, share unit or stock appreciation right; provided, however, that no such modification or waiver shall, without the consent of the holder of an outstanding award, adversely affect the holder's rights thereunder.

        (f)    SECTION 162(m).    Stock options and stock appreciation rights granted with an exercise price equal to the Fair Market Value of the underlying shares are intended to satisfy the performance-based compensation exemption from the limits of Section 162(m). The Committee may grant other awards that are intended to satisfy such exemption by basing the right to payment thereunder or the vesting thereunder upon attainment of specified performance goals over a specified performance period, in accordance with the following provisions:

          (1)    PERFORMANCE GOALS.    The Committee will determine the performance goal or goals that must be met to achieve the maximum payout within the shorter of the first 90 days of the specified performance period over which the performance goal or goals will be measured, or 25% of such performance period. The Committee may establish a goal based on more than one performance criteria, or may establish multiple goals, but any payout must be based on the satisfaction of at least one goal. The Committee may provide for different levels of payouts based on relative performance toward a performance goal.

          (2)    PERFORMANCE CRITERIA.    Performance goals may be based on one or more of the following performance criteria: (i) total shareholder return; (ii) the achievement of a specified closing or average closing price of Common Stock; (iii) the absolute or percentage increase in the closing or average closing price of Common Stock; (iv) the absolute or percentage increase in market share; (v) one or more of the following measures of the Corporation's net income for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by the Corporation: absolute net income (before or after taxes) or operating income or a percentage or absolute dollar increase in net income (before of after taxes) or operating income; earnings per share or a percentage or absolute dollar increase in earnings per share; return on assets employed, equity, capital or investment or a percentage or absolute dollar increase in return on assets employed, equity, capital or investment; absolute gross (or net or operating) margins or percentage increase in gross (or net or operating) margins absolute cash flow from operations or a percentage on absolute dollar increase in cash flow; or the Corporation's absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by the Corporation; and/or (vi) achievement of advances in research; implementation or completion of projects or processes; new product development; development of products to pre-clinical phase; commencement, advancement or completion of clinical trials for a product; FDA or other regulatory body approval for commercialization of products; commercial launch of new products; the formation of joint ventures or collaborations; increase in customer base; measures of customer satisfaction or economic value added. The awards may be based on the Corporation's performance alone, or the Corporation's performance may be measured against variously weighted published benchmark indices that the Committee determines are representative of the Corporation's peer group, which indices may include the S&P Health Care Index, the AMEX Biotechnology Index and the Merrill Lynch Biotech Basket HOLDR, among others as the Committee may determine.

        For purposes of this Plan, net income and gross revenues shall be net income and gross revenues of the Corporation and its consolidated subsidiaries as reported by the Corporation and certified by its independent public accountants, but the Committee in fixing any goal may exclude any or all of the following if they have a material effect on annual net income or gross revenues: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring/reorganization charges, the purchase or sale of in process technology, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles and natural disasters), depreciation, interest or taxes.

          (3)    REDUCTION OR CANCELLATION OF AWARDS.    Satisfaction of the applicable performance goal under an award that is intended to satisfy the performance-based exemption from Section 162(m) shall be determined by the Committee, which may reserve the discretion to reduce or cancel any payout thereunder for reasons other than failure to satisfy the applicable performance goal.

VII. TERMS AND CONDITIONS OF AUTOMATIC AWARDS PROGRAM

        In addition to the discretionary awards which may be granted to Board members as per Section IV(a)(3), the Board may also authorize automatic awards to be made to non-employee members of the Board according to the following provisions of this Section VII. However, no individual non-employee Board member shall receive in any one calendar year discretionary awards and automatic awards with respect to more than 25,000 shares of Common Stock, provided that the limit shall be 55,000 shares during his or her first calendar year of Board service. Commencing June 30, 2003 and continuing until the Committee determines, in its sole discretion, to change the automatic grant program, the program shall be as described below.

        (a)    OPTIONS.    Non-employee members of the Board ("Eligible Directors") will automatically be granted nonstatutory options to purchase the number of shares of Common Stock determined as set forth below (subject to adjustment under Section V(c) hereof) on the dates and terms set forth below:

          (1)    INITIAL OPTION GRANTS.    On the date that an individual is first elected or appointed as an Eligible Director, he or she will receive an option to purchase 30,000 shares of Common Stock (the "Initial Option Grant"), subject to adjustment in accordance with Section V(c).

          (2)    TERMS AND CONDITIONS.    The terms and conditions applicable to each Initial Option Grant will be as follows:

            (i)    PRICE.    The option price per share will be equal to one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant.

            (ii)    TERM.    Each Initial Option Grant will have a term of ten (10) years, measured from the date of grant.

            (iii)    EXERCISE.    Each Initial Option Grant will become exercisable, in a series of three (3) equal annual installments over the three (3)-year period measured from the grant date, provided the optionee continues to provide service to the Corporation. In addition, each Initial Option Grant will become fully exercisable, should one or more of the following events occur while the optionee is providing such services: (A) the optionee's death, or (B) the optionee's permanent disability.

            (iv)    PAYMENT.    Upon exercise of the Initial Option Grant, the option price for the purchased shares will become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six (6) months. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price, subject to the resale restriction imposed by Section VII(a)(2)(vi) below.

            (v)    CESSATION.    In the event the optionee ceases to provide services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor, then, to the extent exercisable at the time of such cessation in accordance with Section VII(a)(2)(iii) above, the Initial Option Grant may be exercised for a period of three (3) years after the date of such cessation or, if shorter the remaining portion of the ten (10) year term of the Initial Option Grant. In the case of death, the Automatic Option may be exercised within such period by the estate or heirs of the optionee.

            (vi)    RESALE RESTRICTION.    Fifty percent (50%) of the shares purchased under the Initial Option Grant may not be sold or otherwise transferred for value unless and until the optionee beneficially owns, and will continue to beneficially own immediately following the sale or other transfer for value, vested shares of Common Stock (including for this purpose shares issuable pursuant to any vested share right award) with a fair market value of at least $500,000. If a portion of the exercise price of an Initial Option is paid in the form of Common Stock pursuant to Section VII(a)(2)(iv) above, the resale restriction shall apply only to 50% of the net number of new shares received by the optionee upon exercise. If a portion of the exercise price of an Initial Option is paid with the proceeds of the sale of a portion of the option shares pursuant to Section VII(a)(2)(iv) above, the resale restriction shall not apply to the shares sold to pay the exercise price, but shall apply to the remaining shares subject to the exercise.

        (b)    SHARE RIGHTS.    Eligible Directors will automatically be granted a number of share rights determined as set forth below (subject to adjustment under Section V(c) hereof) on the dates and terms set forth below:

          (1)    AUTOMATIC SHARE RIGHT AWARD.    Each Eligible Director shall receive an annual share rights grant (the "Automatic Share Right Award") on the last business day of April each year (the "Automatic Grant Date"). However, with respect to the 2002 year, share rights shall be granted on June 30, 2003. An Automatic Share Right shall be fully vested and entitle the holder to receive a number of shares of Common Stock following cessation of service on the Board pursuant to his or her election, as described below. The number of share rights subject to each Automatic Share Right Award shall be that number of shares (rounded to the nearest whole share) equal to (i) $160,000 divided by (ii) the Fair Market Value of one share of Common Stock on the date of grant; provided that each Eligible Director who was newly elected or appointed on a date after the previous year's Automatic Grant Date (or, with respect to the June 30, 2003 grants, after June 30, 2002), will receive in lieu thereof on the current Automatic Grant Date, an Automatic Share Right Award for a pro rata number of whole shares of Common Stock determined by multiplying $13,333 by the number of calendar months (calculated to the nearest whole month, but not to exceed 12) between the continuing Eligible Director's election or appointment date and the current Automatic Grant Date and dividing the product by the Fair Market Value of one share of Common Stock on the Automatic Grant Date.

          (2)    SHARE RIGHT ACCOUNT.    A "Share Right Account" will be established for each Eligible Director who receives an Automatic Share Right Award and all such Automatic Share Right Awards made to such director shall be credited to such account. The share rights credited to such account shall be an unfunded and unsecured right of a general creditor.

          (3)    DIVIDEND RIGHTS.    Each time a dividend is paid on Common Stock after an Automatic Share Right Award is made to an Eligible Director, the Eligible Director will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares previously credited to the participant's Share Right Account and not distributed as of the record date for the dividend. As of the first business day in January of each year, the Eligible Director's Share Right Account will be credited with a number of share rights equal to (i) the cash dividend equivalent amounts credited to the Eligible Director for the immediately preceding year divided by (ii) the average of the Fair Market Value of one share of Common Stock on each of the dates in the immediately preceding year on which dividends were paid.

          (4)    DISTRIBUTION ELECTIONS.    Each Eligible Director shall elect to receive a distribution from his or her Share Right Account either (i) within thirty (30) days following his or her termination of Board service or (ii) on February 1 of the year following the year of his or her termination of Board service, and to receive payments from his or her Share Right Account either

  (i) in the form of a single lump sum or (ii) in up to ten (10) annual installments. Such election must be filed (ii) before July 30, 2003 for directors eligible to receive Automatic Share Rights in the 2003 year and (ii) for all Eligible Directors first eligible to receive Automatic Share Right Awards in any year after 2003, before the date of grant of the first Automatic Share Right. An election will apply to any and all Automatic Share Right Awards received by the Eligible Director and will remain in effect until all payments from the Eligible Director's Share Right Account have been made, unless earlier revoked or changed by filing a written revocation in such form as the Committee shall specify, but any revocation or change cannot be made effective unless it is made at least one (1) year before the date of the Eligible Director's termination of Board service.

          (5)    CORPORATE TRANSACTION/CHANGE IN CONTROL.    In the event an Automatic Share Right Award is to be assumed by the successor corporation or parent thereof or replaced with a comparable award in accordance with Section VII(b)(2), such Automatic Share Right Award shall be deemed assumed for purposes of Section VII(b)(2) only if in the opinion of the Committee, the award holder is entitled, upon distribution of his or her assumed Share Right Account, to any additional shareholder rights awarded to the Corporation's common stockholders in connection with the applicable transaction.

        Subject to the limitations of Section X(b) and the annual limits specified above in this Section VII, the Board may change the automatic award program as it deems appropriate. Additionally, the receipt of an automatic award, as specified in this Section VII, shall not preclude a non-employee member of the Board from receiving a discretionary award.

VIII. OTHER TERMS AND CONDITIONS APPLICABLE TO DISCRETIONARY AWARDS PROGRAM AND AUTOMATIC AWARDS PROGRAM

        (a)    ASSIGNABILITY.    No award granted under the Plan is assignable or transferable by the award holder other than by will or by the laws of descent and distribution, and during the lifetime of the award holder, only the award holder may exercise options or exercise the rights provided under awards granted under the Plan. However, if and to the extent that the Committee so authorizes at the time an award is granted or amended, an option (other than an option designated as an Incentive Option) or other award may be assigned in whole or in part during the grantee's lifetime to one or more of the grantee's family members or an entity substantially owned, benefiting or controlled by the grantee or one or more of grantee's family members if and to the extent that the Securities and Exchange Commission Form S-8 Registration Statement would continue to be available for the exercise of the award and resale of the underlying securities following such assignment. The terms applicable to the assigned portion shall be the same as those in effect for the award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

        (b)    ACCELERATION AND TERMINATION OF AWARDS

          (1)    ACCELERATION.    If the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Corporation, enter into an agreement to merge or consolidate with another entity or enter into a plan of reorganization or liquidation, each award will be automatically accelerated so that (1) options become fully exercisable with respect to the total number of shares purchasable under the options; (2) restrictions on restricted shares will be eliminated, and the shares will immediately vest; and (3) share rights and share units will immediately vest and become payable. The Committee may also provide for the automatic termination of repurchase rights upon the occurrence of such an event.

          (2)    NO ACCELERATION.    No acceleration of awards will occur if the terms of the agreement require that each such award either be assumed by the successor corporation or parent thereof or be replaced with a comparable award subject to shares of the successor corporation or parent thereof. The determination of such comparability will be made by the Committee, and its determination will be final, binding and conclusive. Upon consummation of the transaction contemplated by the agreement, all outstanding options and stock appreciation rights shall terminate unless assumed pursuant to a written agreement by the successor corporation or parent thereof and other awards shall be paid in full unless otherwise provided for in the agreement. However, nothing in this Section will prohibit the Committee from granting an award that provides for the acceleration of exercisability and/or vesting of the award either (i) upon the occurrence of any specified event, including a corporate transaction or change in control of the Corporation (as defined by the Committee) whether or not the award is assumed or replaced with a comparable award or (ii) upon termination of employment or other occurrence following such an event.

          (3)    CORPORATE STRUCTURE.    The grant of awards under this Plan will in no way affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        (c)    VALUATION

        With regard to awards granted under this Plan, for all valuation purposes under the Plan, the Fair Market Value of a share of Common Stock or Restricted Common Stock (as the case may be) on any relevant date will be determined in accordance with the following provisions:

          (1)   If the Common Stock or Restricted Common Stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock or Restricted Common Stock (as the case may be) on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.

          (2)   If the Common Stock or Restricted Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock or Restricted Common Stock (as the case may be) on the date in question on the stock exchange that is the primary market for the stock, as such prices are officially quoted on such exchange.

          (3)   If the Common Stock or Restricted Common Stock (as the case may be) is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Committee determines that neither subparagraph (a) nor subparagraph (b) above reflects Fair Market Value of the stock and the award was not granted pursuant to the Plan's Automatic Award provisions, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate, or in the case of Automatic Awards, by an independent third party valuation.

        (d)    REPURCHASE RIGHTS

        The Committee may, in its discretion, establish as a term of one or more awards granted under the Plan that the Corporation (or its assigns) will have the right, exercisable upon the award holder's termination of employment with, or cessation of services for, the Corporation and its subsidiaries, to repurchase at the original price paid, if any, for such shares of (1) Company Stock acquired by the award holder pursuant to the granted award, or (2) Common Stock into which acquired Restricted Common Stock may have been converted or for which Restricted Common Stock may have been exchanged. Any such repurchase right will be exercisable by the Corporation (or its assigns) upon such terms and conditions (including provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee will also have full power and authority to provide for the automatic termination of the Corporation's repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares (other than purchased shares obtained pursuant to the Automatic Award provisions of this Plan) upon the occurrence of any change in control specified in Section VIII(b).

        (e)    RIGHT OF FIRST REFUSAL

        The Committee may, in its discretion, establish as a term of one or more awards granted under the Plan that the Corporation has a right of first refusal with respect to the proposed disposition by the award holder (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of (1) Company Stock acquired by the award holder pursuant to the granted award, or (2) Common Stock into which purchased Restricted Common Stock may have been converted or for which acquired Restricted Common Stock may have been exchanged. Any such right of first refusal will be exercisable by the Corporation or its assigns in accordance with the terms and conditions specified in the instrument evidencing such right.

IX.   TERMS AND CONDITIONS OF THE PURCHASE PROGRAM

        The Purchase Program is intended to allow eligible employees to purchase shares of Common Stock at periodic intervals, with their accumulated payroll deductions.

        (a)    STOCK SUBJECT TO PURCHASE PROGRAM.    Subject to adjustment under Section V(c), the maximum number of shares of Common Stock which may be issued under the Purchase Program is 6,400,000 shares.

        (b)    ELIGIBILITY.    Unless otherwise specified by the Committee, each individual who is an employee of the Corporation (or parent or subsidiary, whether now existing or subsequently established) is eligible to participate in the Purchase Program.

        (c)    OFFERING PERIODS.    Shares of Common Stock will be offered under the Purchase Program in a series of successive offering periods, each with a maximum duration of twenty-seven (27) months. Each offering period will be comprised of a series of one or more successive purchase intervals at the end of which shares will be purchased on behalf of each participant.

        (d)    PURCHASE RIGHTS AND OTHER TERMS.    The terms and conditions of the Purchase Program, including but not limited to the length of the offering periods and purchase intervals, the terms of the purchase rights, the purchase price, the method of payment of the purchase price, limitations on payroll deductions and the number of shares purchasable during any purchase interval or offering period and the rules and restrictions governing the Common Stock purchased pursuant to this program will be determined by the Committee in its sole discretion.

X.    GENERAL PLAN PROVISIONS

        (a)    EFFECTIVE DATE AND TERM OF PLAN

          (1)    EFFECTIVE DATE.    This restatement of the Plan will become effective upon approval by the Corporation's stockholders at the 2004 Annual Meeting, except as otherwise set forth herein.

          (2)    TERM.    No awards may be made under the Plan after February 12, 2014.

        (b)    AMENDMENT OR DISCONTINUANCE

          (1)    BOARD.    The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (a) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action may not, without the consent of the award holder, adversely affect rights and obligations with respect to awards outstanding under the Plan; (b) certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws or regulations.

          (2)    COMMITTEE.    The Committee will have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding award (other than Automatic Option Grants), to the extent not inconsistent with the Plan; provided, however, that except for adjustments made pursuant to Section V(c), no outstanding option will be amended to lower the exercise price or will be canceled for the purpose of reissuing such option to the option holder at a lower exercise price without the approval of the Corporation's stockholders.

        (c)    NO OBLIGATION

        Nothing contained in the Plan (or in any award granted under this Plan) shall confer upon any employee, consultant, or independent contractor any right to continue in the employ of, or to provide services to, the Corporation or any affiliate or constitute a contract or agreement of employment or for the provision of services, or interfere in any way with the right of the Corporation or an affiliate to reduce such employee's, consultant's or independent contractor's compensation from the rate in existence at the time of the granting of an award or to terminate such employee's, consultant's or independent contractor's employment or services at any time, with or without cause; but nothing contained in the Plan or in any award granted under this Plan shall affect any contractual rights of an employee pursuant to a written employment agreement.

        (d)    USE OF PROCEEDS

        The cash proceeds received by the Corporation pursuant to awards granted under the Plan will be used for general corporate purposes.

        (e)    COMPLIANCE

        No option may be exercised, and the Corporation will not be obligated to issue stock under any award unless, in the opinion of counsel for the Corporation, such exercise and issuance is in compliance with all applicable federal and state securities laws. As a condition to the grant of any award, or to the issuance of stock under any award, the Committee may require that the award holder agree to comply with such provisions of federal and state securities laws as may be applicable to such grant, or to the sale of stock acquired pursuant to the Plan, and that the award holder deliver to the Corporation a written agreement, in form and substance satisfactory to the Corporation and its counsel, implementing such agreement.

APPENDIX A
SPECIAL PROVISIONS RELATED TO 1995 CIBA-GEIGY TRANSACTION

        Those persons holding options to acquire shares of Common Stock under the Corporation's Stock Option Plan (formerly the Corporation's "1991 Stock Option Plan") on November 20, 1994 were granted the following rights ("Rights") with respect to each such option:

            (i)  the right to receive upon the closing of the tender offer contemplated under the Investment Agreement entered into on such date among the Corporation and Ciba-Geigy Limited, Ciba-Geigy Corporation and Ciba Biotech Partnership, Inc. (the "Closing") a cash payment equal to (A) 37.33% of the number of shares of Common Stock with respect to which each such option would first become exercisable in calendar year 1995 multiplied by (B) the difference between $117 per share and the exercise price per share of such option with respect to such shares and

           (ii)  with respect to the remaining shares of Common Stock subject to each such option, the right, exercisable at any time after the later of the Closing or the date that such an option first becomes exercisable with respect to such shares, to surrender that portion of such option relating to 37.33% of such shares in return for a cash payment equal (A) to the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered. However, the grant and exercise of any such right with respect to any officer or director subject to Section 16 of the Securities Exchange Act of 1934 shall be subject to stockholder approval of the grant of such rights at the Corporation's 1995 stockholder meeting. The grant of such rights, which are made with respect to 1,858,776 optioned shares shall be in addition to, and shall not count against, the aggregate and annual limits on the number of shares with respect to which other awards under the Plan may be made to all individuals and/or a single individual.

CHIRON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 27, 2004
10:00 a.m.

1450 53rd Street
Emeryville, CA 94608

Chiron Corporation
4560 Horton Street, Emeryville, CA 94608                                                                                                                          proxy

This proxy is solicited on behalf of the Board of Directors of Chiron Corporation.

By signing this proxy, you appoint Howard H. Pien and David V. Smith, and each of them, with full power of substitution, to vote all shares of Common Stock of Chiron Corporation which you are entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

This proxy will be voted as you specify on the reverse. If you do not specify a choice, this proxy will be voted "FOR" all nominees listed in Item 1 and "FOR" Items 2 and 3.

Comments and/or Change of Address:
(If you noted any Comments and/or Change of Address above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.

CHIRON

CHIRON CORPORATION
4560 HORTON STREET
EMERYVILLE, CA 94608

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Chiron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
123,456,789,012.00000 —> 000000000000 A/C 1234567890123456789
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
CHIRON KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHIRON CORPORATION The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.					02 0000000000 295279239635
Vote On Directors
1.	To elect three directors to serve for the term indicated and until their successors have been elected. 01) Vaughn D. Bryson 02) Pierre E. Douaze 03) Edward E. Penhoet				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
Vote On Proposals		For	Against	Abstain
2.	To approve the amended and restated Chiron 1991 Stock Option Plan, renamed the Chiron 2004 Stock Compensation Plan.	☐	☐	☐	WHEN THIS PROXY IS PROPERLY EXECUTED, IT WILL BE VOTED AS DIRECTED. IF YOU DO NOT GIVE DIRECTION, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.
3.	To ratify the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐	Please sign exactly as name appears hereon. Joint owners should each sign. If a corporation or partnership, sign in full corporate or partnership name by an authorized officer or person. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such.

4.	To transact any other business that may properly come before the meeting and any and all adjournments or postponements thereof.
For comments and/or change of address, please check this box and write them on the back where indicated.				☐
		Yes	No
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	P91142	Signature (Joint Owners)	123,456,789,012 170040109 46

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION
CORPORATE GOVERNANCE MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES OF THE BOARD
PROPOSAL 2—APPROVAL OF STOCK PLAN
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE STOCK PLAN.
PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
CHIRON 2004 STOCK COMPENSATION PLAN (As Amended and Restated February 13, 2004)
APPENDIX A SPECIAL PROVISIONS RELATED TO 1995 CIBA-GEIGY TRANSACTION